Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated as of October 17, 2014 (the “First Amendment Effective Date”), is among VALMONT INDUSTRIES, INC., a Delaware corporation (the “Company”), VALMONT INDUSTRIES HOLLAND B.V., a private company with limited liability, with corporate seat in Eindhoven, the Netherlands (“Valmont Holland”), VALMONT GROUP PTY LTD., a company incorporated under the laws of Queensland, Australia (“Valmont Australia” and, together with the Company and Valmont Holland, the “Borrowers”), and the other Subsidiaries of the Company who become party to the Agreement pursuant to Section 5.10 thereof, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

RECITALS:

The Borrowers, the Administrative Agent, and the lenders listed on the signature pages thereto have entered into that certain Credit Agreement dated as of August 15, 2012 (as the same may hereafter be amended or otherwise modified, the “Agreement”).  The Borrowers, the Administrative Agent and the Lenders now desire to amend the Agreement as herein set forth.

In connection with this Amendment, (a) J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporation, Wells Fargo Securities, LLC and U.S. Bank National Association (“U.S. Bank”) are serving as joint lead arrangers and joint bookrunners (with J.P. Morgan Securities LLC as lead left arranger), (b) Bank of America, N.A., Wells Fargo Bank, National Association and U.S. Bank are serving as co-syndication agents and (c) Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch and Australia and New Zealand Banking Group Limited are serving as co-documentation agents.

The Borrowers, the Administrative Agent, and the lenders party hereto now desire to (i) extend the “Revolving Maturity Date” from August 15, 2017 to October 17, 2019, (ii) increase the “Revolving Commitment” from $400,000,000 to $600,000,000 and (iii) otherwise amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

ARTICLE 1.

Definitions

Section 1.1.                                 Definitions.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE 2.

Amendments

Section 2.1.                                 Credit Agreement.  The Agreement is, effective on the date hereof, hereby amended in its entirety to read as set forth in the attached Annex I.  The Schedules and the Exhibits to the Agreement remain unmodified except to the extent amended, modified or added below.

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Section 2.2.                                 Amendment to Exhibit B.  Exhibit B to the Agreement is hereby deleted in its entirety and the Exhibit B attached hereto is inserted in its entirety in lieu thereof.

Section 2.3.                                 Amendment to Exhibit C.  Exhibit C to the Agreement is hereby deleted in its entirety and the Exhibit C attached hereto is inserted in its entirety in lieu thereof.

Section 2.4.                                 Amendment to Schedule 2.01.  Schedule 2.01 to the Agreement is hereby deleted in its entirety and the Schedule 2.01 attached hereto is inserted in its entirety in lieu thereof.

Section 2.5.                                 Schedule 2.01(B).  The Schedules to the Agreement are hereby amended by adding a new Schedule 2.01(B) thereto in the form as set forth in Annex II hereto.

ARTICLE 3.

Conditions Precedent

Section 3.1.                                 Conditions.  The effectiveness of Article 2 of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)                                 The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b)                                 The Administrative Agent (or its counsel) shall have received from each Guarantor either (i) a counterpart of the Amended and Restated Guaranty Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of the Guaranty Agreement.

(c)                                  If any Lender requests that any Loans made by it be evidenced by a promissory note, then the Administrative Agent (or its counsel) shall have received from each Borrower either (i) a counterpart of such promissory note signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of such promissory note.

(d)                                 The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrowers, the authorization of the execution, delivery and performance of this Amendment and the other Loan Documents, and any other legal matters relating to the Borrowers or this Amendment and the other Loan Documents as the Administrative Agent may request, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(e)                                  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, (a) any and all accrued fees due and owing to any Lender that will not execute this Amendment (if applicable), and (b) reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) incurred by the Administrative Agent in connection with this Amendment, or required to be reimbursed or paid by the Borrowers by any engagement letter, fee letter, this Amendment, the Agreement or under any other Loan Document.

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(f)                                   The representations and warranties of the Borrowers set forth in this Amendment, the Agreement and the other Loan Documents shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or Material Adverse Effect, which representation and warranty shall be true and correct in all respects) on and as of the First Amendment Effective Date, except to the extent such representations and warranties relate specifically to another date.

(g)                                  At the time of and immediately after giving effect to the consummation of this Amendment, the First Amendment Effective Date, and any Borrowings hereunder, no Default shall have occurred and be continuing.

(h)                                 The Administrative Agent shall have received a certificate from the chief financial officer of the Company, in form and substance reasonably acceptable to the Administrative Agent, certifying that Loan Parties, after giving effect to this Amendment, and the other transactions contemplated hereby, are solvent.

(i)                                     The Administrative Agent shall have received, at least 5 days prior to the First Amendment Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(j)                                    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the First Amendment Effective Date) of the Borrowers’ and the Guarantors’ counsel covering such matters relating to the Borrowers, the Guarantors, and this Amendment as the Administrative Agent shall reasonably request.

(k)                                 The Administrative Agent shall have received such additional documentation and information as Administrative Agent or its counsel may reasonably request.

(l)                                     All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to Administrative Agent and its counsel.

ARTICLE 4.

Ratifications, Representations and Warranties

Section 4.1.                                 Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  The Borrowers, the Administrative Agent, and the Lenders party hereto agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.  For all matters arising prior to First Amendment Effective Date of this Amendment (including, without limitation, the accrual and payment of interest and fees and compliance with financial covenants), the terms of the Agreement (as unmodified by this Amendment) shall control and are hereby ratified and confirmed.

Section 4.2.                                 Representations and Warranties.  The Borrowers hereby represent and warrant to Administrative Agent and the Lenders as follows:  (a) after giving effect to this Amendment and any Borrowings made under the Agreement, no Default exists; (b) after giving effect to this Amendment, the representations and warranties set forth in the Agreement are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or Material Adverse Effect,

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which representation and warranty shall be true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date; (c) the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each Borrower and each other Loan Party and does not and will not: (1) violate any provision of law applicable to any Borrower or any other Loan Party, the certificate of incorporation, bylaws, partnership agreement, membership agreement, or other applicable governing document of any Borrower or any other Loan Party or any order, judgment, or decree of any court or agency of government binding upon any Borrower or any other Loan Party; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower or any other Loan Party; (3) result in or require the creation or imposition of any material lien upon any of the assets of any Borrower or any other Loan Party; or (4) require any approval or consent of any Person under any material contractual obligation of any Borrower or any other Loan Party; (d) there has occurred no Material Adverse Effect since December 31, 2013; (e) at the time of and immediately after giving effect to the consummation of this Amendment and as of the First Amendment Effective Date: (i) the LC Exposure does not exceed the Dollar Amount of $75,000,000, (ii) the Foreign Currency Exposure does not exceed the Foreign Currency Commitment, and (iii) the Aggregate Revolving Exposure does not exceed the Aggregate Revolving Commitments; and (f) after giving effect to this Amendment, neither the Borrowers nor any of their subsidiaries has any material Indebtedness for borrowed money other than the Indebtedness permitted by the Agreement, as amended by this Amendment.

IN ADDITION, TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO AGREE TO THE TERMS OF THIS AMENDMENT, EACH BORROWER AND EACH OTHER LOAN PARTY (BY IT EXECUTION BELOW) REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

(a)                                 WAIVER.  WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT AND

(b)                                 RELEASE.  RELEASES AND DISCHARGES ADMINISTRATIVE AGENT AND THE LENDERS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH ANY BORROWER OR ANY OTHER LOAN PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

ARTICLE 5.

Miscellaneous

Section 5.1.                                 Survival of Representations and Warranties.  All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in

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connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of Administrative Agent or any Lender to rely upon them.

Section 5.2.                                 Reference to Agreement.  Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 5.3.                                 Expenses of Lender.  As provided in the Agreement, each Borrower agrees to pay on demand all costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto, including without limitation, the costs and fees of Administrative Agent’s counsel.

Section 5.4.                                 Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 5.5.                                 Applicable Law.  This Amendment and the other Loan Documents shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction.  This governing law election has been made by the parties in reliance (at least in part) on Section 5—1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

Section 5.6.                                 Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of the Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender.  Any assignment in violation of this Section 5.6 shall be void.

Section 5.7.                                 Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.8.                                 Effect of Waiver.  No consent or waiver, express or implied, by Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by any Borrower or any other Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 5.9.                                 Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.10.                          ENTIRE AGREEMENT.  THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS,

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AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Remainder of Page Intentionally Left Blank.]

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Executed as of the date first written above.

VALMONT INDUSTRIES, INC.,
as a Borrower

	By:	/s/ Mark C. Jaksich
	Name:	Mark C. Jaksich
	Title:	Chief Financial Officer

VALMONT INDUSTRIES HOLLAND B.V.,
as a Borrower

	By:	/s/ Mark C. Jaksich
	Name:	Mark C. Jaksich
	Title:	Director

	By:	/s/ Roger Andrew Massey
	Name:	Roger Andrew Massey
	Title:	Director

Signed sealed and delivered by Valmont	VALMONT GROUP PTY LTD.,
Group Pty Ltd. ACN142 189 295 in accordance	as a Borrower
with s127 of the Corporations Act 2001
(Cth) in the presence of:
	By:	/s/ Mark C. Jaksich
	Name:	Mark C. Jaksich
	Title:	Director

	By:	/s/ Roger Andrew Massey
	Name:	Roger Andrew Massey
	Title:	Director

FIRST AMENDMENT TO CREDIT AGREEMENT, Signature Page

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, the Swingline Bank,
an Issuing Bank, and as the Administrative Agent

By	/s/ Brandon K. Watkins
	Name:	Brandon K. Watkins
	Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT, Signature Page

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Arthur Ng
	Name:	Arthur Ng
	Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT, Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Syndication Agent and a Lender

By:	/s/ Joseph P. Finnegan
	Name:	Joseph P. Finnegan
	Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT, Signature Page

U.S. BANK NATIONAL ASSOCIATION,
as a Syndication Agent and a Lender

By:	/s/ Scott Leighton
	Name:	Scott Leighton
	Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT, Signature Page

Australia and New Zealand Banking Group Limited,
as a Lender

By:	/s/ Robert Grillo
	Name:	Robert Grillo
	Title:	Director

FIRST AMENDMENT TO CREDIT AGREEMENT, Signature Page

CoBank, ACB, as a Lender

By:	/s/ Ian Higgins
	Name:	Ian Higgins
	Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT, Signature Page

First National Bank of Omaha,
as a Lender

By:	/s/ David S. Erker
	Name:	David S. Erker
	Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT, Signature Page

The Northern Trust Company
as a Lender

By:	/s/ Murtuza Ziauddin
	Name:	Murtuza Ziauddin
	Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT, Signature Page

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND” NEW YORK BRANCH
as a Lender

By:	/s/ Peter Duncan
	Name:	Peter Duncan
	Title:	Managing Director

By:	/s/ Peter Glawe
	Name:	Peter Glawe
	Title:	Executive Director

FIRST AMENDMENT TO CREDIT AGREEMENT, Signature Page

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Rebecca Kratz
	Name:	Rebecca Kratz
	Title:	Authorized Signatory

FIRST AMENDMENT TO CREDIT AGREEMENT, Signature Page

ANNEX I

TO

VALMONT INDUSTRIES, INC.

CREDIT AGREEMENT

ANNEX I TO FIRST AMENDMENT

CREDIT AGREEMENT

dated as of

15 August 2012

among

VALMONT INDUSTRIES, INC.,

and

certain of its Subsidiaries,

as the Borrowers,

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

and

BANK OF AMERICA, N.A., U.S. BANK NATIONAL ASSOCIATION,

and WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agents,

and

J.P. MORGAN SECURITIES LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, WELLS FARGO SECURITIES, LLC and U.S. BANK NATIONAL ASSOCIATION,

as Joint Bookrunners and Joint Lead Arrangers

and

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK NEDERLAND”, NEW YORK BRANCH, and AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,

as co-Documentation Agents

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ii

iii

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES:

Schedule 1.01	—	Existing Letters of Credit
Schedule 2.01	—	Commitments
Schedule 2.01(B) —		Swingline Commitments
Schedule 3.12	—	Disclosable Subsidiaries
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04	—	Existing Investments, Loans and Guarantees
Schedule 6.10	—	Existing Restrictions

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Compliance Certificate
Exhibit C	—	Form of Guaranty Agreement
Exhibit D	—	Form of Increased Commitment Supplement
Exhibit E	—	Form of Borrowing Request
Exhibit F	—	Form of Interest Election Request
Exhibit G	—	Form of U.S. Tax Compliance Certificates
Exhibit H	—	Form of Additional Borrower Request and Assumption Agreement
Exhibit I	—	Form of Additional Borrower Notice

CREDIT AGREEMENT dated as of August 15, 2012 (the “Agreement”), among VALMONT INDUSTRIES, INC., a Delaware corporation (the “Company”), VALMONT INDUSTRIES HOLLAND B.V., a private company with limited liability, with corporate seat in Eindhoven, the Netherlands (“Valmont Holland”), VALMONT GROUP PTY LTD., a company incorporated under the laws of Queensland, Australia (“Valmont Australia”), and the other Subsidiaries of the Company who become party to this Agreement pursuant to Section 5.10 hereof, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I.

Definitions

Section 1.01                             Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or with respect to the determination of the Alternate Base Rate, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period or, with respect to the determination of the Alternate Base Rate, for a one month interest period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (and its subsidiaries and affiliates), in its capacity as administrative agent for the Lenders hereunder.  For the avoidance of doubt, JPMorgan Chase Bank, N.A. may, in its discretion, arrange for one or more of its domestic or foreign branches or Affiliates to perform its obligations as the Administrative Agent hereunder and in such event, the term “Administrative Agent” shall include any such branch or Affiliate with respect to such obligations.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agency Site” means the Electronic System established by the Administrative Agent to administer this Agreement.

“Agent Party” has the meaning assigned to it in Section 10.01.

“Aggregate Revolving Commitment” means the aggregate amount of the Revolving Commitments of the Lenders.

“Aggregate Revolving Exposure” means, with respect to all Lenders at any time, the sum of the outstanding principal amount of the Revolving Loans and the sum of the following, without duplication, the Foreign Currency Exposure, the LC Exposure and the Swingline Exposure at such time; provided, that clause (a) of the definition of Swingline Exposure shall only be applicable to the extent Lenders shall have funded their respective participations in the outstanding Swingline Loans.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Foreign Loan Party Documents” has the meaning assigned to such term in Section 3.18.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment; provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded in the foregoing calculations.  If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, with respect to any Fixed Rate Loan or ABR Loan, or with respect to the commitment fees payable hereunder, the applicable rate per annum set forth below under the caption “Fixed Rate Spread”, “ABR Spread” or “Commitment Fee Rate” as the case may be, based upon the ratings by S&P and Moody’s, respectively, applicable on such date to the Index Debt:

Index Debt:	Fixed Rate Spread	ABR Spread	Commitment Fee Rate
Category 1: A-/A3 or higher	1.000%	0.000%	0.100%
Category 2: BBB+/Baa1	1.125%	0.125%	0.125%
Category 3: BBB/Baa2	1.250%	0.250%	0.175%
Category 4: BBB-/Baa3	1.375%	0.375%	0.225%
Category 5: BB+/Ba1 or lower	1.625%	0.625%	0.275%

For purposes of the foregoing, (i) if either S&P or Moody’s shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by S&P and Moody’s for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by S&P and Moody’s for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P or Moody’s), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise.  Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of S&P or Moody’s shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” has the meaning assigned to such term in Section 10.04.

“Arrangers” means, collectively, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and U.S. Bank National Association.

“Assessment Act” has the meaning assigned to such term in Section 2.16(h).

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributed Principal Amount” means, on any day, with respect to any Securitization Transaction entered into by a Receivables Seller, the aggregate outstanding amount of the obligations (whether or not constituting indebtedness under GAAP) of any Eligible Special Purpose Entity as of such date under such Securitization Transaction.

“AUD Bank Bill Reference Rate” means for any Loans in Australian Dollars, the AUD Screen Rate or the applicable Reference Bank Rate.

“AUD Screen Rate” means, with respect to any Interest Period, the average bid rate as administered by the Australian Financial Markets Association (or any other Person that takes over the administration of that rate) for Australian Dollars bills of exchange with a tenor equal to such Interest Period, displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) as of the Specified Time on the Quotation Date for such Interest Period.

“Australian Dollars” means the lawful currency of Australia.

“Australian Loan Party” means a Loan Party incorporated under Australian law.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means the Company, Valmont Holland, Valmont Australia and each other Subsidiary of the Company that becomes party to this Agreement pursuant to Section 5.10 hereof.

“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of a Fixed Rate Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, Sydney, Australia and Dallas, Texas are authorized or required by law to remain closed; provided, that, when used in connection with a Eurodollar Loan for a LIBOR Quoted Currency, the term “Business Day” shall also exclude any day on which banks are not open for general business in London and Sydney, Australia; and in addition, with respect to any date for the payment or purchase of, or the fixing of an interest rate in relation to, any Non-Quoted Currency, the term “Business Day” shall also exclude any day on which banks are not open for general business in the principal financial center of the country of that currency (e.g., Sydney, Australia), and, if the Borrowing or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CDOR Rate” means for any Loans in Canadian Dollars, the CDOR Screen Rate or the applicable Reference Bank Rate.

“CDOR Screen Rate” means, with respect to any Interest Period, the average rate for Canadian Dollars bankers acceptances as administered by the Investment Industry Regulatory Organization of Canada (or any other Person that takes over the administration of that rate) for bankers acceptances with a tenor equal to such Interest Period, displayed on CDOR page of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) as of the Specified Time on the Quotation Date for such Interest Period.

“CF Rate” has the meaning assigned to such term in Section 2.13.

“Change in Control” means (a) the acquisition of beneficial ownership, or voting control, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than any employee stock ownership plan sponsored by or otherwise established by the Company, of Equity Interests representing more than forty (40%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the Company shall cease to directly or indirectly own, free and clear of all Liens, one hundred percent (100%) of the outstanding voting Equity Interests of the other Borrowers on a fully diluted basis except to the extent that any applicable law requires a de minimums percentage of the Equity Interests in a Borrower be owned by a Person other than the Company.

“Change in Law” means (a) the adoption of or taking effect of any law, rule, regulation or treaty (including any rules or regulations issued under or implementing any existing law) after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented. “Basel III” is a global regulatory standard on bank capital adequacy, stress testing and market liquidity risk agreed upon by the members of the Basel Committee on Banking Supervision in 2010-11.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans (which may be Dollar Loans or Foreign Currency Loans) or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Foreign Currency Commitment or the commitment of a Swingline Lender to make Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“commencement of the third stage of EMU” means the date of commencement of the third stage of EMU by the United Kingdom or the date on which circumstances arise which (in the opinion of the Administrative Agent) have substantially the same effect and result in substantially the same consequences as commencement by the United Kingdom of the third stage of EMU as contemplated by the Treaty on European Union.

“Commitments” means the Revolving Commitment, the Foreign Currency Commitment, and the commitments of the Swingline Lenders to make Swingline Loans.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to it in Section 10.01.

“Compliance Certificate” means the Compliance Certificate in the form of Exhibit B or any other form approved by the Administrative Agent.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Tangible Net Worth” means, as of any date, the total stockholders’ equity of the Company and the Subsidiaries, less intangible assets, all determined on a consolidated basis in accordance with GAAP, as set forth in the most recent annual audited financial statements delivered to the Administrative Agent pursuant to Section 5.01(a).

“Consolidated Total Assets” means, as of any date, the total assets of the Company and the Subsidiaries determined as of such date on consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lenders, the Lenders and each Affiliate of a Lender who is owed any portion of the Obligations.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit, Foreign Currency Loans or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit, Foreign Currency Loans and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Delta Plan” means the defined pension benefit plan sponsored by Delta Limited, a limited company in Great Britain.

“Deposit Obligations” means all obligations, indebtedness, and liabilities of the Company or any Subsidiaries, or any one of them, to any Lender or any Affiliate of any Lender arising pursuant to any deposit, lock box, automated clearing house or cash management arrangements (including credit cards, debit cards, and purchase cards) entered into by any Lender or any Affiliate of any Lender with the Company or any Subsidiaries, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation, indebtedness, and liabilities of the Company or any Subsidiaries, or any one of them, to repay any credit extended in connection with such arrangements, interest thereon, and all fees, costs, and expenses (including attorneys’ fees and expenses) provided for in the documentation executed in connection therewith.

“Disclosable Subsidiary” has the meaning assigned to such term in Section 3.12.

“Dollars”, “dollars” or “$” refers to lawful money of the United States of America.

“Dollar Amount” means, as of any date of determination, (a) in the case of any amount denominated in Dollars, such amount, and (b) in the case of any amount denominated in a Foreign Currency, the amount of Dollars which is equivalent to such amount of Foreign Currency as of such date, determined by using the Spot Rate on the date two (2) Business Days prior to such date or on such other date as may be requested by the Company and approved by the Administrative Agent.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any state thereof or the District of Columbia.

“Dutch Central Bank” means the central bank of The Netherlands (De Nederlandsche Bank).

“Dutch Loan Party” means a Loan Party incorporated under Dutch law.

“EBITDA” has the meaning assigned to such term in Section 7.01.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Special Purpose Entity” means any Person which may or may not be a Subsidiary of the Receivables Seller which has been formed by or for the benefit of the Receivables Seller for the purpose of purchasing or securitizing Securitization Receivables from the Receivables Seller.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“EMU legislation” means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU.

“English Pounds Sterling” means the lawful currency of the United Kingdom.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling a holder thereof to purchase or acquire any such equity interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Euro” means the single currency of participating member states of the European Union.

“euro unit” means the currency unit of the Euro.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate but not including any Loan or Borrowing bearing interest at a rate determined by reference to clause (c) of the definition of the term “Alternate Base Rate”.

“Event of Default” has the meaning assigned to such term in Section 8.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Company under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of , or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation, at the time the Guarantee of such Subsidiary Guarantor becomes or would become effective with respect to such related Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Existing Letters of Credit” means the letters of credit issued for the account of a Borrower outstanding on the Effective Date and described on Schedule 1.01.

“Farm Credit Lender” has the meaning assigned to such term in Section 10.04(e).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal corporate accounting officer, treasurer or corporate controller of the Company.

“First Amendment Effective Date” means October 17, 2014.

“Fixed Rates” means the Foreign Currency Rate and the Adjusted LIBO Rate.  The term “Fixed Rate,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to a Fixed Rate.

“Foreign Currency” means Australian Dollars, Canadian Dollars, Euro and English Pounds Sterling and each other currency approved in accordance with Section 2.02(e).  The term “Foreign Currency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are denominated in a Foreign Currency.

“Foreign Currency Commitment” means, with respect to each Foreign Currency Lender, the commitment of such Foreign Currency Lender to make Foreign Currency Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Foreign Currency Lender’s Foreign Currency Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  The initial amount of each Foreign Currency Lender’s Foreign Currency Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Foreign Currency Commitment.  As of the Effective Date, the aggregate amount of the Foreign Currency Lenders’ Foreign Currency Commitments is $200,000,000.

“Foreign Currency Exposure” means, at any time, the aggregate principal Dollar Amount of all Foreign Currency Loans outstanding at such time and the aggregate amount of LC Exposure that is denominated in Foreign Currencies.  The Foreign Currency Exposure of any Lender (including each Foreign Currency Lender) is equal to such Lender’s Applicable Percentage of the Foreign Currency Exposure of all Lenders.

“Foreign Currency Lender” means a Lender with a Foreign Currency Commitment or, if the Foreign Currency Commitments have terminated or expired, a Lender holding direct interests in Foreign Currency Loans.  A Foreign Currency Lender may, in its discretion, arrange for one or more Foreign Currency Loans to be made by one or more of its domestic or foreign branches or Affiliates, in which case the term “Foreign Currency Lender” shall include any such branch or Affiliate with respect to Loans made by such Person.

“Foreign Currency Loan” means a Loan denominated in a Foreign Currency.

“Foreign Currency Office” means, with respect to a Foreign Currency, the office of the Administrative Agent designated by the Administrative Agent as such by notice to the Company and the Lenders.

“Foreign Currency Rate” means, in relation to any Interest Period and the related Foreign Currency Borrowing, the applicable LIBO Rate for that Interest Period of that Borrowing; provided, that the aforesaid shall be subject to Section 2.13.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Loan Party” has the meaning assigned to such term in Section 3.18.

“Foreign Plan” means any employee benefit plan or arrangement (a) maintained or contributed to by Foreign Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Loan Party.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Fronting Parties” means the Swingline Lender, the Issuing Bank, and each Foreign Currency Lender.

“Fully Satisfied” or “Full Satisfaction” means, as of any date, that on or before such date:

(a)                                 with respect to the Loan Obligations: (i) the principal of and interest accrued to such date on the Loan Obligations (other than the contingent LC Exposure) shall have been paid in full in cash, (ii) all fees, expenses and other amounts then due and payable which constitute Loan Obligations (other than the contingent LC Exposure and other contingent amounts not then liquidated) shall have been paid in full in cash, (iii) the Commitments shall have expired or irrevocably been terminated, and (iv) the contingent LC Exposure shall have been secured by: (A) the grant of a first priority, perfected Lien on cash or cash equivalents in an amount at least equal to one hundred and five percent (105%) of the amount of such LC Exposure or other collateral which is reasonably acceptable to the Issuing Bank or (B) the issuance of a letter of credit in form and substance reasonably acceptable to the Issuing Bank with an original face amount at least equal to one hundred and five percent (105%) of the amount of such LC Exposure;

(b)                                 with respect to the Swap Agreement Obligations (i) all termination payments, fees, expenses and other amounts then due and payable under the related Swap Agreements which constitute Swap Agreement Obligations shall have been paid in full in cash; and (ii) all contingent amounts which could be payable under the related Swap Agreements shall have been secured by: (A) the grant of a first priority, perfected Lien on cash or cash equivalents in an amount at least equal to one hundred and five percent (105%) of the amount of such contingent Swap Agreement Obligations or other collateral which is reasonably acceptable to the Lender or Affiliate of a Lender holding the applicable Swap Agreement Obligations or (B) the issuance of a letter of credit in form and substance reasonably acceptable to the Lender or Affiliate of a Lender holding the applicable Swap Agreement Obligations and in an amount at least equal to one hundred and five percent (105%) of the amount of such contingent Swap Agreement Obligations; and

(c)                                  with respect to the Deposit Obligations: (i) all fees, expenses and other amounts then due and payable which constitute Deposit Obligations shall have been paid in full in cash, (ii) any further commitments to extend credit in connection with such Deposit Obligations shall have expired or irrevocably been terminated or reasonably satisfactory arrangements to secure the same shall be made with the depository bank, and (iii) all contingent amounts which could be payable in connection with the Deposit Obligations shall have been secured by: (A) the grant of a first priority, perfected Lien on cash or cash equivalents in an amount at least equal to one hundred and five percent (105%) of the amount of such contingent Deposit Obligations or other collateral which is acceptable to the Lender or Affiliate of a Lender holding the applicable Deposit Obligations or (B) the issuance of a letter of credit in form and substance reasonably acceptable to the Lender or Affiliate of a Lender holding the applicable Deposit Obligations and in an amount at least equal to one hundred and five percent (105%) of the amount of such contingent Deposit Obligations.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation (including any obligations under an operating lease) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation (including any obligations under an operating lease) of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means, collectively, each Subsidiary of the Company that is a party to the Guaranty Agreement (whether by execution of the Guaranty Agreement on the Effective Date or in accordance with Section 5.10 after the Effective Date) and any other Person who Guarantees the Obligations in favor of the Administrative Agent and the Lenders pursuant to documentation reasonably acceptable to the Administrative Agent.

“Guaranty Agreement” means the Guaranty Agreement dated as of the date hereof, substantially in the form of Exhibit C hereto.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate”.

“Increase Amount” has the meaning assigned to such term in Section 2.19.

“Increased Commitment Supplement” has the meaning specified in Section 2.19.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (g) all Guarantees by such Person of Indebtedness of others; (h) all Capital Lease Obligations of such Person; (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (excluding letters of credit and letters of guaranty issued in support of accounts payable incurred in the ordinary course of business); (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; (k) all obligations of such Person under any Swap Agreement; (l) all Receivables Indebtedness of such Person; and (m) all Attributed Principal Amount in connection with a Securitization Transaction of such Person as Receivables Seller.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  The amount of the obligations of the Company or any Subsidiary in respect of any Swap Agreement shall, at any time of determination and for all purposes under this Agreement, be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time giving effect to current market conditions notwithstanding any contrary treatment in accordance with GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.03(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information Memorandum” means the Confidential Information Memorandum dated July 2012 relating to the Company and the Transactions.

“Interest Election Request” means a request by any Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Expense” has the meaning set forth in Section 7.01.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means with respect to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day that is one, two, three or six months thereafter, in each case, as a Borrower may elect, provided, that (y) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Fixed Rate Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (z) any Interest Period that commences on the last Business Day of a calendar month

(or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the applicable Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period for which the applicable Screen Rate is available for the applicable currency that is shorter than the Impacted Interest Period; and (b) the applicable Screen Rate for the shortest period (for which such Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i) and Bank of America, N.A. solely with respect to the Existing Letters of Credit.  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, without duplication, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means (a) for all purposes, the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Increased Commitment Supplement or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise and (b) for purposes of the definitions of “Swap Agreement Obligations” and “Credit Parties” only, shall include any Person who was a Lender at the time a Swap Agreement was entered into by one or more of the Loan Parties, even though, at a later time of determination, such Person no longer holds any Commitments or Loans hereunder.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.  As a result of clause (b) of this definition, the Swap Agreement Obligations owed to a Lender or its Affiliates shall continue to be “Swap Agreement Obligations”, entitled to share in the benefits of the Guaranty Agreement as herein provided, even though such Lender ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and the Existing Letters of Credit.

“Leverage Ratio” has the meaning assigned to such term in Section 7.01.

“LIBO Rate” means, with respect to (a) any Eurodollar Borrowing or Foreign Currency Borrowing in any LIBOR Quoted Currency for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such LIBOR Quoted Currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate, or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion (the “LIBO Screen Rate”) as of the Specified Time on the Quotation Date, and (b) any Foreign Currency Borrowing for any Non-Quoted Currency for any Interest Period, the applicable Local Screen Rate for such Non-Quoted Currency as of the Specified Time and on the Quotation Date for such currency and Interest Period; provided that if the LIBO Screen Rate or Local Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if the LIBO Screen Rate or Local Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency, then the LIBO Rate for such currency shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that all of the aforesaid shall be subject to Section 2.13.

“LIBO Screen Rate” has the meaning assigned to it in the definition of “LIBO Rate.”

“LIBOR Quoted Currency” means Dollars, Euro and English Pounds Sterling.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.  With respect to any Dutch Loan Party, “Lien” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht).

“Loan Documents” means this Agreement, the Guaranty Agreement, and all other certificates, agreements and other documents or instruments now or hereafter executed and/or delivered pursuant to or in connection with the foregoing.

“Loan Obligations” means all obligations, indebtedness, and liabilities of the Company and all of its Subsidiaries, or any one or more of them, to the Administrative Agent and the Lenders arising pursuant to any of the Loan Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Company or any Subsidiaries to repay the Loans, the LC Disbursements, interest on the Loans and LC Disbursements, and all fees, costs, and expenses (including reasonable attorneys’ fees and expenses) provided for in the Loan Documents.

“Loan Parties” means the Borrowers and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrowers, or any one of them, pursuant to this Agreement.

“Local Screen Rates” means the AUD Screen Rate and the CDOR Screen Rate.

“Material Adverse Effect” means a material adverse effect on (a) the operations, business, property, liability (actual or contingent) or condition of the Company and the Subsidiaries taken as a whole, (b) validity or enforceability of any Loan Document or (c) the rights of or remedies available to the Lenders under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit but including, without limitation, any Receivables Indebtedness or Attributed Principal Amount in connection with a Securitization Transaction of a Person as a Receivables Seller and the obligations in respect of one or more Swap Agreements) of any one or more of the Company and the Subsidiaries in an aggregate principal amount exceeding $15,000,000.

“Material Subsidiary” means, as of any date of determination, each Subsidiary which either (a) has assets having a book value as of such date equal to or greater than five percent (5%) of the consolidated assets of the Company and the Subsidiaries as determined in accordance with GAAP, or (b) accounts for more than five percent (5%) of EBITDA of the Company and the Subsidiaries as determined in accordance with GAAP for the most-recently ended four fiscal quarter period ending on or prior to such date of determination.  A Subsidiary of a Material Subsidiary shall not be deemed to be a Material Subsidiary unless such Subsidiary itself meets the requirements of this definition.  As of the Effective Date, Material Subsidiaries are designated as such on Schedule 3.12.

“Maximum Purchase Amount” means, with respect to any Securitization Transaction, the maximum amount of the obligations permitted to be outstanding under such Securitization Transaction pursuant to the documents governing the purchase and sale of Securitization Receivables in such transaction.

“Maximum Rate” has the meaning assigned to such term in Section 10.13(a).

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Lender” has the meaning assigned to such term in Section 2.19.

“Non-Quoted Currency” means each of Australian Dollars and Canadian Dollars; collectively, “Non-Quoted Currencies”.

“Obligations” means all Loan Obligations, the Swap Agreement Obligations and all Deposit Obligations; provided, however, that the definition of “Obligations” shall exclude any Excluded Swap Obligations of a Guarantor for purposes of determining any obligations of such Guarantor.

“OFAC” has the meaning set forth in Section 3.19.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or any other excise or property taxes, charges or similar Taxes that arise from any payment made under any Loan Document or from the execution, delivery, performance or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Participant” has the meaning set forth in Section 10.04(c).

“Participant Register” has the meaning assigned to such term in Section 10.04(c).

“Patriot Act” has the meaning set forth in Section 3.19.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a)                                 Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)                                 carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)                                  pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (but not ERISA);

(d)                                 deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)                                  judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 8.01;

(f)                                   easements, zoning restrictions, rights-of-way, minor defects, irregularities, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g)                                  Liens arising from filing UCC financing statements regarding leases permitted by this Agreement;

(h)                                 statutory and common law landlords’ liens under leases to which the Company or one of the Subsidiaries is a party;

(i)                                     customary Liens (including the right of set-off) in favor of banking and other financial institutions encumbering deposits or other assets held by such institutions incurred in the ordinary course of business; and

(j)                                    licenses, sublicenses, leases and subleases granted to third parties in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)                                 direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)                                 investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)                                  investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)                                 fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)                                  money market funds that (i) comply with the criteria set forth in SEC Rule 2a—7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(f)                                   investments similar in type, maturity and rating to those described in clauses (b) through (e) above of Foreign Subsidiaries, which investments are customarily used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction and not for speculative purposes.

“Permitted Securitization” means a Securitization Transaction permitted by Section 6.13.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quotation Date” means, in relation to any period for which an interest rate is to be determined: (a) with respect to a Loan denominated in English Pounds Sterling, Australian Dollars or Canadian Dollars, the first day of that period; (b) with respect to a Loan denominated in Euro, two TARGET Days before the first day of that period; and (c) with respect to a Loan denominated in any other currency, two Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the interest rate for such currency is to be determined, in which case the Quotation Date will be determined by the Administrative Agent in accordance with market practice in such market) (and if quotations would normally be given on more than one day, then the Quotation Date will be the last of those days).

“Receivables Indebtedness” means indebtedness incurred by any Eligible Special Purpose Entity to finance, refinance or guaranty the financing or refinancing of Securitization Receivables; provided (a) such indebtedness shall in accordance with GAAP not be accounted for as an asset or liability on the balance sheet of Receivables Seller or any of its subsidiaries; (b) no assets other than the Securitization Receivables to be financed or refinanced secure such indebtedness; and (c) neither the Receivables Seller nor any of its subsidiaries shall incur any liability with respect to such indebtedness other than liability arising by reason of (i) a breach of a representation or warranty or customary indemnities in each case contained in any instrument relating to such indebtedness or (ii) customary interests retained by the Receivables Seller in such Indebtedness.

“Receivables Seller” has the meaning specified in the definition of “Securitization Transaction”.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of the Specified Time on the Quotation Date for Loans in the applicable currency and the applicable Interest Period:

(a)                                 in relation to Loans in Australian Dollars, as the bid rate observed by the relevant Reference Bank for Australian Dollar denominated bank accepted bills and negotiable certificates of deposit issued by banks which are for the time being designated “Prime Banks” by the Australian Financial Markets Association or any successor thereto that have a remaining maturity equal to the relevant Interest Period;

(b)                                 in relation to Loans in Canadian Dollars, as the rate at which the relevant Reference Bank is willing to extend credit by the purchase of bankers’ acceptances which have been accepted by banks which are for the time being customarily regarded as being of appropriate credit standing for such purpose with a term to maturity equal to the relevant Interest Period; and

(c)                                  in relation to Loans in any currency other than Australian Dollars or Canadian Dollars, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period.

“Reference Banks” means the principal London (or other applicable) offices of JPMorgan Chase Bank, N.A. and such other banks as may be appointed by the Administrative Agent in consultation with the Company and as agreed to by such bank.

“Register” has the meaning set forth in Section 10.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Test Date” has the meaning set forth in Section 6.13.

“Required Foreign Currency Lenders” means, at any time, Foreign Currency Lenders (other than Defaulting Lenders) having Foreign Currency Exposures and unused Foreign Currency Commitments representing more than fifty percent (50.0%) of the sum of the Foreign Currency Exposures of all Foreign Currency Lenders and unused Foreign Currency Commitments of all Lenders at such time.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposures and unused Commitments representing more than fifty percent (50.0%) of the sum of the Aggregate Revolving Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VIII, and for all purposes after the Loans become due and payable pursuant to Article VIII or the Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans.

“Restricted Payment” means any dividend or other distribution (whether in cash or other property, other than Equity Interests in the Company or any Subsidiary) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash or other property, other than Equity Interests in the Company or any Subsidiary), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company or any Subsidiary.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Foreign Currency Loans and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased or established from time to time pursuant to an Increased Commitment Supplement, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment or in the Increased Commitment Supplement pursuant to which such Lender shall have become a Lender, as applicable.  As of the First

Amendment Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $600,000,000.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and the sum of the following calculated, without duplication, its Foreign Currency Exposure, LC Exposure and its Swingline Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a) hereof.

“Revolving Maturity Date” means October 17, 2019.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw Hill Companies.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Screen Rate” means the LIBO Screen Rate and the Local Screen Rates, collectively and individually as the context may require.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Securitization Receivables” has the meaning specified in the definition of “Securitization Transaction”.

“Securitization Transaction” means any financing transaction or series of financing transactions that have been or may be entered into by any Person pursuant to which such Person (the “Receivables Seller”) sells, conveys or otherwise transfers on a non-recourse basis (with certain exceptions customary in transactions of such type) to an Eligible Special Purpose Entity any of its accounts receivable (the “Securitization Receivables”) (whether such Securitization Receivables are then existing or arise in the future), and any assets related thereto (including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets), and the Eligible Special Purpose Entity either (a) borrows funds from or (b) sells the Securitization Receivables to a commercial paper conduit which issues securities, the payment obligations under which, in either case, are satisfied from the Securitization

Receivables and the proceeds of the sale of which are used to purchase additional Securitization Receivables.

“Senior Notes” means those certain 6.625% senior notes due 2020, 5.00% senior notes due 2044 and 5.25% senior notes due 2054, in each case, issued pursuant to that certain Senior Indenture, dated as of April 12, 2010, among the Company, as issuer, and Wells Fargo Bank, National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of April 12, 2010, Second Supplemental Indenture, dated as of September 22, 2014, and Third Supplemental Indenture, dated as of September 22, 2014, in each case, among the Company, as issuer, and Wells Fargo Bank, National Association, as trustee.

“Singapore Loan Party” means a Loan Party organized under the laws of Singapore.

“Specified Time” means (a) in relation to a Loan in Australian Dollars, as of 11:00 A.M., Sydney, Australia time; (b) in relation to a Loan in Canadian Dollars, as of 11:00 A.M. Toronto, Ontario time; and (c) in relation to a Loan in a LIBOR Quoted Currency, as of 11:00 A.M., London time.

“Spot Rate” means, with respect to any day, the rate determined on such date on the basis of the offered exchange rates, as reflected in the foreign currency exchange rate display of the Reuters Group (or on any successor or substitute page, or any successor to or substitute for Reuters Group, providing exchange rate quotations comparable to those currently provided by the Reuters Group on such page, as determined by the Administrative Agent from time to time) at or about 11:00 a.m. (London, England time), to purchase Dollars with the other applicable currency, provided that, if at least two such offered rates appear on such display, the rate shall be the arithmetic mean of such offered rates and, if no such offered rates are so displayed, the Spot Rate shall be determined by the Administrative Agent on the basis of the arithmetic mean of such offered rates as determined by the Administrative Agent in accordance with its normal practice.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentage shall include those imposed pursuant to such Regulation D.  Fixed Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swap Agreement Obligations” means all obligations, indebtedness, and liabilities of the Company and its Subsidiaries, or any one or more of them, to any Lender or any Affiliate of any Lender, arising pursuant to any Swap Agreements entered into by such Lender or Affiliate with the Company or any Subsidiaries, or any one of them, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, all fees, costs, and expenses (including attorneys’ fees and expenses) provided for in such Swap Agreements.

“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means as to any Lender (i) the amount set forth opposite such Lender’s name on Schedule 2.01(B) hereof or (ii) if such Lender has entered into an Assignment and Assumption, the amount set forth for such Lender as its Swingline Commitment in the Register maintained by the Administrative Agent pursuant to Section 10.04(b)(iv).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).

“Swingline Lenders” means JPMorgan Chase Bank, N.A. and each other Lender listed on Schedule 2.01(B), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is not a capital lease and (b) in respect of which the lessee is treated as the owner of the property so leased for federal income tax purposes, other than any such lease under which such Person is the lessor.

“TARGET2” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or, if such payment system ceases to be operative, such other payment system reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in Euro.

“TARGET Day” means any day on which (a) TARGET2 is open for the settlement of payments in euro and (b) banks are not open for dealings in deposits in the applicable Foreign Currency in London, England.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Test Date” means, with respect to any Securitization Transaction, each of (a) the date of the closing of such Securitization Transaction and (b) the date of each closing of any amendment to such Securitization Transaction which increases the Maximum Purchase Amount thereunder.

“Total Indebtedness” has the meaning assigned to such term in Section 7.01.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Treaty on European Union” means the Treaty of Rome of March 25, 1997, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came to force on November 1, 1993), as amended from time to time.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to a Fixed Rate or the Alternate Base Rate.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f).

“Voting Participant” has the meaning assigned to such term in Section 10.04(e).

“Voting Participant Notification” has the meaning assigned to such term in Section 10.04(e).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02                             Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan” or “Swingline Loan”) or by Type (e.g., a “Eurodollar Loan”) or by the currency in which they are denominated (e.g., a “Euro Foreign Currency Loan”) or by any combination of the foregoing.  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or “Swingline Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by or by the currency in which they are denominated (e.g., a “Euro Borrowing”) or by any combination of the foregoing.

Section 1.03                             Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or other modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04                             Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Company notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrowers or any Subsidiary at “fair value”, as defined therein.

Section 1.05                             Conversion of Foreign Currencies.

(a)                                 Dollar Equivalents.  The Administrative Agent may determine the Dollar Amount of any amount as required hereby, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error.  The Administrative Agent may, but shall not be obligated to, rely on any determination of any Dollar Amount by any Borrower.  The Administrative Agent may determine or redetermine the Dollar Amount of any amount on any date either in its own discretion or upon the request of any Lender, including the Dollar Amount of any Loan or Letter of Credit made or issued in any Foreign Currency.

Section 1.06                             Rounding-Off.  The Administrative Agent may set up appropriate rounding-off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollars, whole other currency or smaller denomination thereof to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars, whole other currency or in whole smaller denomination thereof, as may be necessary or appropriate.

ARTICLE II.

The Credits

Section 2.01                             Revolving Loans.

(a)                                 Revolving Loans.  Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make advances to the Borrowers in Dollars from time to time during the Revolving Availability Period in an aggregate principal Dollar Amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10) in: (a) such Revolving Lender’s Revolving Exposure exceeding such Revolving Lender’s Revolving Commitment or (b) the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

(b)                                 Foreign Currency Loans.  Each Foreign Currency Lender agrees to make advances to one or more of the Borrowers in any Foreign Currency from time to time during the Revolving Availability Period in an aggregate principal Dollar Amount that will not result in: (i) such Lender’s Foreign Currency Exposure exceeding such Lender’s Foreign Currency Commitment, (ii) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment, (iii) the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitments, or (iv) the Foreign Currency Exposure of all Lenders exceeding the total Foreign Currency Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Foreign Currency Loans.

(c)                                  Revolving Lender Participation in Foreign Currency Loans.  On any Business Day when a Default exists, the Administrative Agent may (and at the direction of the Required Foreign Currency Lenders shall) require the Revolving Lenders to acquire participations on such Business Day in all of the Foreign Currency Loans outstanding.  The Administrative Agent shall give written notice to each Lender of the determination to require the Revolving Lenders to acquire participations in all of the Foreign Currency Loans by no later than 11:00 a.m., Dallas, Texas time, on any Business Day when a Default exists.  Promptly upon receipt of such notice, the Administrative Agent will give written notice thereof to each Revolving Lender, specifying in such notice the aggregate Dollar Amount of the Foreign Currency Loans and such Lender’s Applicable Percentage of the Foreign Currency Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent in Dollars, for the account of the Foreign Currency Lenders, such Revolving Lender’s Applicable Percentage of the Dollar Amount of such Foreign Currency Loans; provided that no Foreign Currency Lender will be required to make the payments under this sentence to the extent it already holds Foreign Currency Loans in an amount equal to or in excess of its Applicable Percentage of the Foreign Currency Loans.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Foreign Currency Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each applicable Revolving Lender shall comply with its obligations under this paragraph by wire transfer of immediately available Dollars, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to each Foreign Currency Lender such portions of the amount so received by it from the Revolving Lenders so that after giving effect thereto the Revolving Lenders (including the Foreign Currency Lenders) will hold direct interests in the Foreign Currency Loans in an amount equal to their Applicable Percentage thereof.  The Administrative Agent shall notify the Company of any participations in any Foreign Currency Loans acquired pursuant to this paragraph. All such Loans shall be automatically converted to ABR Dollar Borrowings (including each Foreign Currency Lender’s portion thereof) in an amount equal to the Dollar Amount thereof as of (and with the Dollar Amount as determined as of) the date of conversion but shall continue to be considered Foreign Currency Exposure.  Thereafter payments in respect of such ABR Dollar Borrowings shall be made to the Administrative Agent for the account of the Revolving Lenders.  The amount of principal and interest paid on the Foreign Currency Loans prior to receipt of the proceeds of a sale of participations therein shall be shared by the Foreign Currency Lenders pro rata based on the amount of the Foreign Currency Commitment of each (or if the Foreign Currency Commitments shall have terminated, based on the Foreign Currency Loans held by each).  Any amounts received by the Administrative Agent or any Foreign Currency Lender from any Borrower (or other party on behalf of a Borrower) in respect of a Foreign Currency Loan after receipt by the Foreign Currency Lenders of the proceeds of a sale of participations therein shall be promptly remitted by the Administrative Agent to each Revolving Lender that shall have made its payments pursuant to this paragraph and to the Foreign Currency Lenders, as their interests may appear.  The purchase of participations in Foreign Currency Loans pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.  No new Foreign Currency Loans will be made to any Borrower so long as any Default, which existed when the Administrative Agent required the Revolving Lenders to acquire participations in Foreign Currency Loans pursuant to this paragraph, continues to exist.

Section 2.02                             Revolving Loans and Revolving Borrowings.

(a)                                 Loans Made Ratably.  Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)                                 Initial Type of Loans.  Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Dollar Loans or Eurodollar Loans and each Foreign Currency Loan shall be comprised entirely of Fixed Rate Loans, in each case, as a Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Revolving Borrowings.  Foreign Currency Loans may only be Fixed Rate Loans.  Each Swingline Loan shall be an ABR Dollar Loan.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of a Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                                  Minimum Amounts; Limitation on Fixed Rate Borrowings.  At the commencement of each Interest Period for any Fixed Rate Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Dollar Amount equal to $1,000,000 and not less than the Dollar Amount equal to $5,000,000.  At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Dollar Amount equal to $100,000 and not less than the Dollar Amount of $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).  Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $100,000.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Fixed Rate Borrowings outstanding.

(d)                                 Limitation on Interest Periods.  Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date.

(e)                                  Additional Foreign Currencies.

(i)                                     The Company may from time to time request that Foreign Currency Loans be made and/or, subject to Section 2.05, Letters of Credit be issued in a currency other than those specifically listed in the definition of “Foreign Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.  In the case of any such request with respect to the making of Foreign Currency Loans, such request shall be subject to the approval of the Administrative Agent and the Foreign Currency Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall also be subject to the approval of the Issuing Bank.

(ii)                                  Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Foreign Currency Loan or Letter of Credit (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Issuing Bank, in its sole discretion).  In the case of any such request pertaining to Foreign Currency Loans, the Administrative Agent shall promptly notify each Foreign Currency Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall also promptly notify the Issuing Bank.  Each Foreign Currency Lender and, in the case of a request pertaining to Letters of Credit, the Issuing Bank shall notify the Administrative Agent, not later than 10:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Foreign Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(iii)                               Any failure by a Foreign Currency Lender or the Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Foreign Currency Lender or the Issuing Bank, as the case may be, to permit Foreign Currency Loans to be made or Letters of Credit to be issued in such requested currency.  If the Administrative Agent and all the Foreign Currency Lenders consent to making Foreign Currency Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be a Foreign Currency hereunder for purposes of any Foreign Currency Loans; and if the Administrative Agent, the Foreign Currency Lenders and the Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be a Foreign Currency hereunder for purposes of any Letter of Credit issuances.  If the Administrative Agent shall fail obtain consent to any request for an additional currency under this Section 2.02, the Administrative Agent shall promptly so notify the Company.

Section 2.03                             Requests for Borrowings.  To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the date of the proposed Borrowing, or (b) in the case of an ABR Dollar Borrowing, not later than 11:00 a.m., Dallas, Texas time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Dallas, Texas time, on the date of the proposed Borrowing; provided further that any request for an ABR Dollar Borrowing by Valmont Australia shall be made, not later than 11:00 a.m., Dallas, Texas time two (2) Business Days before the date of the proposed Borrowing.  To request a Foreign Currency Borrowing, the applicable Borrower shall notify the Administrative Agent of such request in writing, not later than 11:00 a.m. (the applicable Foreign Currency Office time), three Business Days before the date of the proposed Borrowing or, if different, the number of days before the date of the proposed Borrowing that is standard for the applicable Foreign Currency in accordance with the Administrative Agent’s standard practice.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form attached hereto as Exhibit E or in such other form as may be approved by the Administrative Agent and signed by the applicable Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                                     whether such Borrowing is to be a Dollar Borrowing or Foreign Currency Borrowing;

(ii)                                  the name of the applicable Borrower;

(iii)                               the aggregate amount of such Borrowing;

(iv)                              the currency in which such Borrowing is to be denominated;

(v)                                 the date of such Borrowing, which shall be a Business Day;

(vi)                              whether such Borrowing is to be an ABR Borrowing or a Fixed Rate Borrowing;

(vii)                           in the case of a Fixed Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(viii)                        the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Dollar Borrowing is specified and the Borrowing is requested by a Borrower, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Fixed Rate Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.  If no currency is specified for any Borrowing submitted by a Borrower then such Borrowing shall be made in Dollars.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04                             Swingline Loans.

(a)                                 Commitment.  Subject to the terms and conditions set forth herein, from time to time during the Revolving Availability Period, each Swingline Lender severally agrees to make Swingline Loans denominated in Dollars to the applicable Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000, (ii) the aggregate principal amount of outstanding Swingline Loans made by such Swingline Lender exceeding such Swingline Lender’s Swingline Commitment, (iii) such Swingline Lender’s Revolving Exposure exceeding its Commitment, or (iv) the sum of the Aggregate Revolving Exposures exceeding the Aggregate Revolving Commitments; provided that a Swingline Lender shall not be required to make a

Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b)                                 Borrowing Procedure.  To request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., Dallas, Texas time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lenders of any such notice received from a Borrower.  Each Swingline Lender shall make its ratable portion of the requested Swingline Loan (such ratable portion to be calculated based upon such Swingline Lender’s Swingline Commitment to the total Swingline Commitments of all of the Swingline Lenders) available to the applicable Borrower by means of a credit to an account of the applicable Borrower with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., Dallas, Texas time, on the requested date of such Swingline Loan.

(c)                                  Independent Swingline Lender Obligations. The failure of any Swingline Lender to make its ratable portion of a Swingline Loan shall not relieve any other Swingline Lender of its obligation hereunder to make its ratable portion of such Swingline Loan on the date of such Swingline Loan, but no Swingline Lender shall be responsible for the failure of any other Swingline Lender to make the ratable portion of a Swingline Loan to be made by such other Swingline Lender on the date of any Swingline Loan.

(d)                                 Revolving Lender Participation in Swingline Loans.  Any Swingline Lender may by written notice given to the Administrative Agent require the Revolving Lenders to acquire participations in all or a portion of its Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Applicable Percentage of such Swingline Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 10:00 a.m. Dallas, Texas time, then promptly shall mean on such Business Day, and, if such notice is received after 10:00 a.m. Dallas, Texas time, then promptly shall mean on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of such Swingline Lenders, such Revolving Lender’s Applicable Percentage of such Swingline Loans.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.04(d) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Lender shall comply with its obligation under this Section 2.04(d) by wire transfer of immediately available Dollars, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to such Swingline Lenders the amounts so received by it from the Revolving Lenders.  The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this Section 2.04(d), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lenders.  Any amounts received by a Swingline Lender from any Borrower (or other party on behalf of any Borrower) in respect of a Swingline Loan after receipt by such Swingline Lenders of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving

Lenders that shall have made their payments pursuant to this Section 2.04(d) and to such Swingline Lenders, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lenders or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to any Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this Section 2.04(d) shall not relieve any Borrower of any default in the payment thereof.

Section 2.05                             Letters of Credit.

(a)                                 General.  Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit for its own account or the account of any Subsidiary denominated in Dollars or a Foreign Currency, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company or any other Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

(b)                                 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be issued (which must be either Dollars or a Foreign Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the Dollar Amount of $75,000,000, (ii) the Foreign Currency Exposure shall not exceed the Foreign Currency Commitment, and (iii) the Aggregate Revolving Exposure shall not exceed the Aggregate Revolving Commitments.

(c)                                  Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) (provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods not to extend past the date in clause (ii) below) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

(d)                                 Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay in Dollars to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company or any other Borrower for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.05(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)                                  Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in the currency in which it is denominated not later than 12:00 noon, Dallas, Texas time (or with respect to LC Disbursements denominated in a Foreign Currency, 12:00 noon, the applicable Foreign Currency Office time), on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Dallas, Texas time (or with respect to LC Disbursements denominated in a Foreign Currency, 10:00 a.m., the applicable Foreign Currency Office time), on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, Dallas, Texas time (or with respect to LC Disbursements denominated in a Foreign Currency, 12:00 noon, the applicable Foreign Currency Office time), on (i) the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., Dallas, Texas time (or with respect to LC Disbursements denominated in a Foreign Currency, 10:00 a.m., the applicable Foreign Currency Office time), on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, the Company may, subject to the conditions to Borrowing set forth herein, request in accordance with Section 2.02, 2.03 or 2.04 that such payment be financed with a Revolving Borrowing or a Swingline Loan, or, if the LC Disbursement is denominated in a Foreign Currency, a Foreign Currency Borrowing, as applicable and in each case, in an equivalent amount and in the currency in which the Letter of Credit is denominated and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Borrowing, Swingline Loan or Foreign Currency Loan.  If the Company fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the Dollar Amount of the payment then due from the Company in respect thereof and such Revolving Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent such Revolving Lender’s Applicable Percentage of the Dollar Amount of unreimbursed LC Disbursement, in the same manner as provided in Section 2.06 with respect to Revolving Loans made by such Revolving Lender (and Section 2.06, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this Section 2.05 the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this Section to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Revolving Lender pursuant to this Section to reimburse the Issuing Bank for any LC

Disbursement (other than the funding of Revolving Loans, Foreign Currency Loan or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. After receipt of any payments from the Revolving Lenders under this paragraph, the Company’s obligation to reimburse such LC Disbursement, if originally denominated in a Foreign Currency, shall convert to a Dollar denominated obligation in a Dollar Amount calculated as of the date the payments by the Revolving Lenders are received and any future payments by the Company in respect thereof shall be made in Dollars.

(f)                                   Obligations Absolute.  The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder.  Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)                                  Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy or other electronic transmission approved by the Administrative Agent) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)                                 Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12 (e) shall apply.  Interest accrued pursuant to this Section 2.05(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)                                     Replacement of the Issuing Bank.  JPMorgan Chase Bank, N.A. (and Bank of America, N.A. with respect to the Existing Letters of Credit) may be replaced as an Issuing Bank at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)                                    Cash Collateralization.  If any Event of Default exists, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than fifty percent (50%) of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or when cash collateral is otherwise required under this Agreement, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, cash (i) in Dollars in an amount equal to the LC Exposure calculated for all Letters of Credit denominated in Dollars and (ii) in the applicable Foreign Currency in an amount equal to the face amount of all Letters of Credit denominated in such Foreign Currency, plus, in each case, any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in paragraph (h) or (i) of Section 8.01.  Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations and the Company will, in connection therewith, execute and deliver such security and pledge agreements in form and substance satisfactory to the Administrative Agent which the Administrative Agent may, in its discretion, require.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than fifty percent (50%) of the total LC Exposure), be applied to satisfy other Obligations and the Company will, in connection therewith, execute and deliver such security and pledge agreements in form and substance satisfactory to the Administrative Agent which the Administrative Agent may, in its discretion, require.  If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.

Section 2.06                             Funding of Borrowings.

(a)                                 By Lenders.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in (i) Dollars, in the case of a Dollar Borrowing, by 12:00 noon, Dallas, Texas time, and (ii) in the applicable Foreign Currency, in the case of a Foreign Currency Loan, by 12:00 noon the applicable Foreign Currency Office time, in each case, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower maintained with the Administrative Agent or by wire transfer, automated clearing house debit or interbank transfer to such other account, accounts or Persons designated by the applicable Borrower in the applicable Borrowing Request; provided that Revolving Loans and Foreign Currency Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)                                 Fundings Assumed Made.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.07                             Interest Elections.

(a)                                 Conversion and Continuation.  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Fixed Rate Borrowing, shall have an initial Interest Period and shall be denominated in Dollars or the applicable Foreign Currency as specified in such Borrowing Request.  Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Fixed Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)                                 Delivery of Interest Election Request.  To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election; provided that elections made with respect to Foreign Currency Borrowings shall only be made in writing pursuant to paragraph (c) below.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form of Exhibit F hereto and signed by the Company.

(c)                                  Contents of Interest Election Request.  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03 and paragraph (f) of this Section:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Fixed Rate Borrowing; and

(iv)                              if the resulting Borrowing is a Fixed Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Fixed Rate Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Notice to the Lenders.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  Automatic Conversion.  If a Borrower fails to deliver a timely Interest Election Request with respect to a Fixed Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing, if (i) outstanding as a Fixed Rate Dollar Borrowing, shall be converted to an ABR Borrowing and (ii) outstanding as a Foreign Currency Borrowing, shall be continued as a Fixed Rate Borrowing with an Interest Period of one month.

(f)                                   Limitations on Election.  Notwithstanding any contrary provision hereof, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Fixed Rate Borrowing, (ii) unless repaid, each Fixed Rate Dollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, and (iii) no outstanding Foreign Currency Borrowing may be continued for an Interest Period longer than one month.  A Borrowing of any Class may not be converted to or continued as a Fixed Rate Borrowing if after giving effect thereto the Interest Period therefor would commence before and end after the

Revolving Maturity Date.  No Foreign Currency Borrowing may be converted to an ABR Borrowing and no Borrowing denominated in one currency can be converted to another currency.

Section 2.08                             Termination and Reduction of Commitments.

(a)                                 Termination Date.  Unless previously terminated, the Revolving Commitments and the Foreign Currency Commitments shall terminate on the Revolving Maturity Date.

(b)                                 Optional Termination or Reduction.  The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000, (ii) the Revolving Commitments may not be reduced below the amount of the commitment to make Swingline Loans and the Foreign Currency Commitment unless such commitments are also reduced, pro rata, (iii) the Company shall not terminate or reduce the Foreign Currency Commitment if, after giving effect to any concurrent prepayment of the Foreign Currency Loans in accordance with Section 2.10, the Foreign Currency Exposure would exceed the Foreign Currency Commitments, and (iv) the Company shall not terminate or reduce Aggregate Revolving Commitment if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the Aggregate Revolving Exposures would exceed the Aggregate Revolving Commitments.

(c)                                  Notice of Termination or Reduction.  The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments or the Foreign Currency Commitment delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.09                             Repayment of Loans; Evidence of Debt.

(a)                                 Promise to Pay.  Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan advanced to such Borrower on the Revolving Maturity Date in Dollars, (ii) to the Administrative Agent for the account of each Foreign Currency Lender the then unpaid principal amount of each Foreign Currency Loan advanced to such Borrower on the Revolving Maturity Date in the currency in which such Foreign Currency Loan is denominated, and (iii) to the Administrative Agent for the account of the Swingline Lenders the then unpaid principal amount of each Swingline Loan advanced to such Borrower on the earlier of the Revolving Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Dollar Borrowing is made, the Borrowers shall repay all Swingline Loans then outstanding and the proceeds of any Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.  For the avoidance of doubt, the Borrowers shall not be jointly and severally liable for the Loans.  Each Borrower shall only be liable for the Loans made to each such Borrower.  The foregoing two sentences do not limit any Borrower’s obligations as a Guarantor under the Guaranty Agreement.

(b)                                 Lender Records.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder and the currency in which such indebtedness is due.

(c)                                  Administrative Agent Records.  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof, the currency in which it is denominated and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                                 Prima Facie Evidence.  The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e)                                  Request for a Note.  Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the applicable Borrowers shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.10                             Prepayment of Loans.

(a)                                 Optional Prepayment.  Each Borrower shall have the right at any time and from time to time to prepay any of its Borrowings in whole or in part, without prepayment penalty or premium subject to the requirements of this Section and Section 2.15.

(b)                                 Mandatory Prepayment of Loans.  Each Borrower shall, from time to time, upon demand of the Administrative Agent, prepay so much of such Borrower’s Revolving Loans in such amounts as shall be necessary so that at all times the sum of the Aggregate Revolving Exposure is equal to or less than the Aggregate Revolving Commitment (or, if no Revolving Loans are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)).  In addition, if, and in any event that, (i) the Swingline Loans exceed $25,000,000 or (ii) the Foreign Currency Exposure exceeds the Foreign Currency Commitment, each Borrower shall promptly repay its Swingline Loans and/or Foreign Currency Loans (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in each case an amount equal to the applicable excess.

(c)                                  Selection of Borrowing to be Prepaid.  Prior to any optional or mandatory prepayment of Borrowings hereunder, the Company or other applicable Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d)                                 Notice of Prepayment; Application of Prepayments.  The Company or other applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of Swingline

Loan, the Swingline Lenders) by telephone (confirmed by telecopy) or, with respect to Foreign Currency Borrowings, in writing, of any prepayment hereunder (i) in the case of prepayment of a Fixed Rate Borrowing, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Dallas, Texas time, one Business Day before the date of prepayment, (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Dallas, Texas time, and (iv) in the case of prepayment of any Foreign Currency Loan not later than 9:30 a.m., the applicable Foreign Currency Office time, three Business Days on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08.  Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.  The application of any prepayment of the Loans, to the extent such prepayments are in the correct currency, shall be applied first to ABR Loans and then to Fixed Rate Loans in the order of the maturing Interest Periods starting with the closest maturity.

Section 2.11                             Fees.

(a)                                 Commitment Fees.  The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates.  Accrued commitment fees shall be payable in arrears on the date which is three Business Days following the last day of each March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of:

(i)                                     the Dollar Amount of the outstanding Revolving Loans and LC Exposure of such Lender; and

(ii)                                  if such Lender is a Foreign Currency Lender, the Dollar Amount of such Lender’s Foreign Currency Loans;

and the following shall be disregarded for such purpose: (y) the Swingline Exposure of such Lender, and (z) such Lender’s Applicable Percentage of the Foreign Currency Loans.

(b)                                 Letter of Credit Fees.  The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate on Fixed Rate Loans on the average daily amount of such Lender’s LC Exposure applicable to Letters of Credit issued for the account of such Borrower (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure applicable to Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the administration, issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  With respect to each Letter of Credit, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date, in the currency in which such Letter of Credit is denominated; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)                                  Administrative Agent Fees.  The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Company and the Administrative Agent.

(d)                                 Payment of Fees.  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.

Section 2.12                             Interest.

(a)                                 ABR Borrowings.  Subject to Section 10.13, the Revolving Loans comprising each ABR Borrowing (excluding each Swingline Loan) and the Foreign Currency Loans which have been converted to ABR Borrowings pursuant to Section 2.01(c) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)                                 Eurodollar Borrowings.  Subject to Section 10.13, the Revolving Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)                                  Foreign Currency Borrowing.  Subject to Section 10.13, the Foreign Currency Loans comprising each Foreign Currency Borrowing shall bear interest at the Foreign Currency Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d)                                 Swingline Loans.  Subject to Section 10.13, the Swingline Loans shall bear interest each day at the Alternate Base Rate.

(e)                                  Default Interest.  Notwithstanding the foregoing, subject to Section 10.13, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, two percent (2%) plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, two percent (2%) plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.  In addition, if any Event of Default exists and the Required Lenders request, the outstanding principal amount of the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section.

(f)                                   Payment of Interest.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Fixed Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.  Interest on Foreign Currency Loans shall be paid in the Foreign Currency as such Loan is denominated. Interest on all Dollar Loans shall be payable in Dollars.

(g)                                  Computation.  Subject to Section 10.13, all interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, (ii) interest computed by reference to the AUD Bank Bill Reference Rate, the CDOR Rate, and (iii) interest on any Loan denominated in English Pounds Sterling, shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and, with respect to any Foreign Currency other than Australian Dollars, Canadian Dollars or English Pounds Sterling, interest shall be computed on the basis of the number of days which are customarily used as a basis for such calculation.  Interest in all cases shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Federal Funds Effective Rate, or Fixed Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.13                             Market Disruption; Alternate Rate of Interest .

(a)                                 If at the time that the Administrative Agent shall seek to determine the relevant Screen Rate on the Quotation Date for any Interest Period for a Borrowing of Fixed Rate Loans the applicable Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Borrowing for any reason and the Administrative Agent shall determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the applicable Reference Bank Rate shall be the Fixed Rate for such Interest Period for such Borrowing; provided, that if the Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, however, that if less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the Fixed Rate for such Borrowing, (A) if such Borrowing shall be requested in Dollars, then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate and (B) if such Borrowing shall be requested in any Foreign Currency, the Foreign Currency Rate shall be equal to the cost to each Lender to fund its pro rata share of such Borrowing (from whatever source and using whatever methodologies as such Lender may select in its reasonable discretion) (such rate, the “CF Rate”).

(b)                                 If prior to the commencement of any Interest Period for a Fixed Rate Borrowing:

(i)                                     the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Fixed Rate for a Loan in the applicable currency or for the applicable Interest Period; or

(ii)                                  the Administrative Agent is advised by the Required Lenders that the Fixed Rate for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Fixed Rate Borrowing to, or continuation of Fixed Rate Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (y) if such Borrowing is requested in Dollars, such Borrowing shall be made as an ABR Borrowing and (z) if such Borrowing is requested in any Foreign Currency, then the Fixed Rate for such Fixed Rate Borrowing shall be at the CF Rate; provided, further that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

Section 2.14                             Increased Costs.

(a)                                 Change In Law.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loans, insurance charges or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (including, without limitation, any marginal, special, emergency or supplemental reserves established by the Board or any other reserves imposed pursuant to Regulation D of the Board) (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii)                                  impose on any Lender, the Issuing Bank, the London interbank market or any other interbank or other market used to determine the Foreign Currency Rate any other condition, costs or expense (other than Taxes) affecting this Agreement or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)                               subject any Recipient to any Tax of any kind whatsoever with respect to any Loan Document, any Letter of Credit, any participation in a Letter of Credit or any Fixed Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, it being understood Taxes that are net income Taxes (however denominated) or that are franchise Taxes or branch profit Taxes are being excluded pursuant to, and to the extent excluded by, clause (C) below, (C) Connection Income Taxes and (D) except to the extent such Taxes are already covered by Section 2.16);

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or Foreign Currency Loan or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Company shall pay (or shall cause any other applicable Borrower to pay) such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.  In addition, if the introduction of, or changeover to, the Euro in the United Kingdom shall result in an increase in the cost to any Foreign Currency Lender of making or maintaining any Euro or English Pounds Sterling Loan (or of maintaining its obligation to make any such Foreign Currency Loan) or result in a reduction of the amount of any sum received or receivable by such Foreign Currency Lender hereunder (whether of principal, interest or otherwise), then the Company shall pay (or shall cause any other applicable Borrower to pay) to the applicable Foreign Currency Lender, such additional amount or amounts as will compensate such Foreign Currency Lender for such additional costs incurred or reduction suffered.

(b)                                 Capital Adequacy.  If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit and Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay (or will cause the applicable Borrower to pay) to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)                                  Delivery of Certificate.  A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error.  The Company shall pay (or shall cause any other applicable Borrower to pay) such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Limitation on Compensation.  Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.15                             Break Funding Payments.  In the event of (a) the payment of any principal of any Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of a payment to a Lender in connection with Section 2.19), (b) the conversion of any Fixed Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith), or (d) the assignment of any Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, the Company shall compensate (or shall cause any other applicable Borrower to compensate) each Lender for the loss, cost and expense attributable to such event.  In the case of a Fixed Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Fixed Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars or in the applicable Foreign Currency of a comparable amount and period from other banks in the applicable market utilized to determine the related Fixed Rate, (iii) any loss incurred in liquidating or closing out any foreign currency contract, and (iv) any loss arising from any change in the value of Dollars in relation to any Loan made in a Foreign Currency which was not paid on the date due.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error.  The Company shall pay (or shall cause any other applicable Borrower to pay) such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.16                             Taxes.

(a)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Borrower hereunder or any other Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by any Borrower hereunder or any other Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 Payment of Other Taxes.  In addition, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for Other Taxes.

(c)                                  Tax Indemnification.  The Company shall indemnify (or shall cause any other applicable Borrower to indemnify) each Recipient, within 20 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient on or with respect to any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)                                 Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.16(d).

(e)                                  Receipts.  As soon as practicable after any payment of Taxes by any Borrower or any other Loan Party to a Governmental Authority pursuant to this Section 2.16, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)                                   Status of Lenders.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company or Administrative Agent, as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (f)(ii)(B) and (f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event a Borrower is a U.S. Borrower,

(A)                               any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(I)                                   in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)                              in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed originals of IRS Form W-8ECI;

(III)                         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV)                          to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g)                                  Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                                 Australian Income Tax Assessment Act of 1936.  For the purpose of confirming that interest payments by each Australian Loan Party to the Lenders are entitled to the withholding tax exemption established under Section 128F of the Australian Income Tax Assessment Act 1936 (the “Assessment Act”), the parties hereto agree that this Agreement is a “syndicated loan facility” for purposes of the Assessment Act (with terms in quotes set forth in this paragraph (h) having the meanings provided for in the Assessment Act).  In addition, to establish that the invitation to become a lender under this Agreement satisfies the public offer test set out in subsection (3A) of the Assessment Act:

(i)                                     the Administrative Agent represents and warrants to Valmont Australia that:

(A)                               invitations to become a Lender under this Agreement have been extended to at least 10 “persons” (each an invitee);

(B)                               it reasonably believed, at the time of making the invitations, that each invitee was carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets; and

(C)                               it was not aware and did not suspect that any invitee was an “associate” as determined in accordance with the Assessment Act of any of the other “persons” covered by subsection (3A) of the Assessment Act; and

(ii)                                  Valmont Australia represents and warrants to the Administrative Agent that:

(A)                               it was a resident of Australia at the time this Agreement was entered into;

(B)                               no invitee was known or suspected by Valmont Australia to be, an “associate” of any of the other “persons” covered by paragraph (3A) of the Assessment Act; and

(C)                               it does not know, or have reasonable grounds to suspect, that any “associate” of Valmont Australia is or will become a Lender under this Agreement.

Valmont Australia agrees to immediately notify the Administrative Agent if: (i) any proposed Lender disclosed to it is known or suspected by it to be an “associate” of Valmont Australia or (ii) it is not a resident of Australia when interest is paid under this Agreement.

(i)                                     Survival.  Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j)                                    Defined Terms.  For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

Section 2.17                             Payments Generally; Pro Rata Treatment; Sharing of Set-Offs; Proceeds of Guaranty Agreement.

(a)                                 Payments Generally.  Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, Dallas, Texas time), on the date when due, in immediately available funds in the currency in which the underlying obligations being paid is denominated as determined pursuant hereto, without set off, deduction or counterclaim; provided that (i) each Borrower shall make all payments in respect of the Foreign Currency Loans advanced to such Borrower prior to the time expressly required hereunder (or, if no such time is expressly required, prior to 12:00 noon, the applicable Foreign Currency Office time), on the date when due, in immediately available funds and in the Foreign Currency in which such Loan is denominated, without set-off, deduction or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent pursuant to the payment instructions provided by the Administrative Agent, except payments to be made directly to the Issuing Bank or Swingline Lenders as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b)                                 Pro Rata Application.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                                  Sharing of Set-offs.  If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Loan Party pursuant to and in accordance with the express terms of the Loan Documents or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or the Swingline Loans to any assignee or participant, other than to a Loan Party or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

(d)                                 Payments from Borrowers Assumed Made.  Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                                  Set-Off Against Amounts Owed Lenders.  If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement or any other Loan Document, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(f)                                   Application of Proceeds of Guaranty Agreement.  All amounts received under the Guaranty Agreement shall first be applied as payment of the accrued and unpaid fees of the Administrative Agent hereunder and then to all other unpaid or unreimbursed Obligations (including reasonable attorneys’ fees and expenses) owing to the Administrative Agent in its capacity as Administrative Agent only and then any remaining amount of such proceeds shall be distributed:

(i)                                     first, to the Lenders, pro rata in accordance with the respective unpaid amounts of Loan Obligations, until all the Loan Obligations have been Fully Satisfied;

(ii)                                  second, to the Credit Parties, pro rata in accordance with the respective unpaid amounts of Swap Agreement Obligations relating to any interest rate, currency or commodity Swap Agreement, until all such Swap Agreement Obligations have been Fully Satisfied;

(iii)                               third, to the Credit Parties, pro rata in accordance with the respective unpaid amounts of the Deposit Obligations, until all Deposit Obligations have been Fully Satisfied; and

(iv)                              fourth, to the Credit Parties, pro rata in accordance with the respective unpaid amounts of the remaining Obligations.  Notwithstanding the foregoing, amounts received from any Loan Party that is not a Qualified ECP Guarantor shall not be applied to the Obligations that are Excluded Swap Obligations.

(g)                                  Return of Proceeds.  If at any time payment, in whole or in part, of any amount distributed by the Administrative Agent hereunder is rescinded or must otherwise be restored or returned by the Administrative Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Administrative Agent.

(h)                                 Notice of Amount of Obligations.  Prior to making any distribution under paragraph (f) of this Section, the Administrative Agent shall request each Lender to provide the Administrative Agent with a statement of the amounts of Swap Agreement Obligations and Deposit Obligations then owed to such Lender and its Affiliates.  A Lender may provide such information to the Administrative Agent at any time and the Administrative Agent may also request such information at any time.  If a Lender does not provide the Administrative Agent a statement of the amount of any such Obligations within three (3) Business Days of the date requested, the Administrative Agent may make distributions under paragraph (f) thereafter and the amount of Swap Agreement Obligations and Deposit Obligations then owed to such Lender and its Affiliates shall conclusively be deemed to be zero for purposes of such distributions.  Neither the Lender nor its Affiliates shall have a right to share in such distributions with respect to any Swap Agreement Obligations or Deposit Obligations owed to it.  If a Lender shall thereafter provide the Administrative Agent a statement of the amount of the Swap Agreement Obligations and Deposit Obligations then owed to such Lender and its Affiliates, any distribution under paragraph (b) made after the notice is received by the Administrative Agent shall take into account the amount of the Swap Agreement Obligations and/or Deposit Obligations then owed.  No Lender nor any Affiliate of a Lender that has not provided the statement of the amount of the Swap Agreement Obligations or Deposit Obligations owed under this paragraph (h) shall be entitled to share retroactively in any distribution made prior to the date when such statement was provided.  In furtherance of the provisions of Article IX, the Administrative Agent shall in all cases be fully protected in making distributions hereunder in accordance with the statements of the Swap Agreement Obligations and Deposit Obligations received from the Lenders under this paragraph (h).

Section 2.18                             Mitigation Obligations; Replacement of Lenders.

(a)                                 Mitigation.  If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Company agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement.  If any Lender requests compensation under Section 2.14, or if the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or any

Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, or if any Lender suspends its obligation to maintain or fund Fixed Rate Loans under Section 2.13, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.14 or 2.16) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank, the Foreign Currency Lenders, and Swingline Lenders), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, Foreign Currency Loans and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Section 2.19                             Increase of Revolving Commitments.  By written notice sent to the Administrative Agent (which the Administrative Agent shall promptly distribute to the Lenders), the Borrowers may request an increase of the aggregate amount of the Revolving Commitments (i) by an aggregate amount equal to any integral multiple of $5,000,000 and not less than $10,000,000 and (ii) by an aggregate amount not to exceed $200,000,000; provided that (i) no Default shall have occurred and be continuing, (ii) the Aggregate Revolving Commitments shall not have been reduced, nor shall the Borrowers have given notice of any such reduction under Section 2.08(b), and (iii) the Aggregate Revolving Commitments shall not be increased pursuant to this Section 2.19 more than three (3) times nor to an aggregate amount in excess of $800,000,000.  If one or more of the Revolving Lenders is not increasing its Revolving Commitment, then, with notice to the Administrative Agent and the other Revolving Lenders, another one or more financial institutions, each as approved by the Company and the Administrative Agent (a “New Lender”), may commit to provide an amount equal to the aggregate amount of the requested increase that will not be provided by the existing Revolving Lenders; provided, that the Revolving Commitment of each New Lender shall be at least $5,000,000 and the maximum number of New Lenders shall be three (3).  The amount of the increase in Revolving Commitments pursuant to this Section 2.19 is herein called the “Increase Amount”.  Upon receipt of notice from the Administrative Agent to the Revolving Lenders and the Company that the Revolving Lenders, or sufficient Revolving Lenders and New Lenders, have agreed to commit to an aggregate amount equal to the Increase Amount (or such lesser amount as the Company shall agree, which shall be at least $10,000,000 and an integral multiple of $5,000,000 in excess thereof), then: provided that no Default exists at such time or after giving effect to the requested increase, the Borrowers, the Administrative Agent and the Lenders willing to increase their respective Revolving Commitments and the New Lenders (if any) shall execute and deliver an Increased Commitment Supplement (herein so called) in the form attached hereto as Exhibit D.  If all existing Revolving Lenders shall not have provided their pro rata portion of the requested increase, then after giving effect to the requested increase the outstanding Revolving Loans may not be held pro rata in accordance with the new Revolving Commitments.  In order to remedy the foregoing, on the effective date of the Increased Commitment Supplement the Revolving Lenders shall make advances among themselves, such advances to be in amounts sufficient so that after giving effect thereto, the Revolving Loans shall be held by the Revolving Lenders pro rata according to their respective Revolving Commitments.  The advances made by a Revolving Lender under this Section 2.19 shall be deemed to be a purchase of a corresponding amount of the Revolving Loans of one or more of the Revolving Lenders who received the advances.  The Revolving Commitments of the Revolving Lenders who do not agree to increase their Revolving Commitments cannot be reduced or otherwise changed pursuant to this Section 2.19.  No Revolving Lender is obligated to increase its Revolving Commitment under the provisions of this Section 2.19.

Section 2.20                             Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                                 Suspension of Commitment Fees.  Commitment fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b)                                 Suspension of Voting.  Such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 10.02(b)) and the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder;

(c)                                  Participation Exposure.  If any Foreign Currency Loans are outstanding or any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)                                     all or any part of the participation interests in the Foreign Currency Loans, LC Exposure and Swingline Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not, as to any-non Defaulting Lender, cause such non-Defaulting Lender’s Revolving Exposure to exceed its Revolving Commitment;

(ii)                                  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (y) first, prepay such Swingline Exposure and Foreign Currency Loans and (z) second, cash collateralize, for the benefit of the Issuing Bank, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii)                               if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued for the account of the Borrowers pursuant to clause (ii) above, no Borrower shall be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure attributable to Letters of Credit during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)                              if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.11(a) and 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)                                 if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section

2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is reallocated and/or cash collateralized; and

(vi)                              Suspension of Swingline Loans, Foreign Currency Loans and Letters of Credit.  So long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan, the Foreign Currency Lenders shall not be required to fund any Foreign Currency Loan, and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be one hundred percent (100%) covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and participating interests in any such newly made Swingline Loan or Foreign Currency Loan or newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

(d)                                 Bankruptcy Event.  If (i) a Bankruptcy Event with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Swingline Lender shall be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lenders or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to each Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

(e)                                  Setoff against Defaulting Lender.  Any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.17(c) but excluding Section 2.18(b)) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent: (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank, the Foreign Currency Lenders or Swingline Lenders hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participating interest in any Swingline Loan, Foreign Currency Loan or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent and the Company, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender. In the event that the Administrative Agent, the Company, the Issuing Bank and each Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposures, Foreign Currency Exposures, and LC Exposures of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline

Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.21                             European Economic and Monetary Union Provisions.  The following clauses of this Section 2.21 shall be effective at and from the commencement of the third stage of EMU by the United Kingdom:

(a)                                 Redenomination and Foreign Currencies.  Each obligation under this Agreement which has been denominated in English Pounds Sterling shall be redenominated into the euro unit in accordance with EMU legislation; provided, that if and to the extent that any EMU legislation provides that following the commencement of the third stage of EMU by the United Kingdom an amount denominated either in the Euro or in English Pounds Sterling and payable within the United Kingdom by crediting an account of the creditor can be paid by the debtor either in the euro unit or in English Pounds Sterling, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in English Pounds Sterling.  Any Foreign Currency Borrowing that would otherwise be denominated in English Pounds Sterling shall be made in the euro unit and except as provided in the forgoing sentence, any amount payable by the Administrative Agent to the Lenders under this Agreement shall be paid in the euro unit.

(b)                                 Payments by Agent Generally.  With respect to the payment of any amount denominated in the euro unit or in English Pounds Sterling, neither the Administrative Agent nor any Lender shall be liable to any Borrower or any Lender in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid if such party shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in English Pounds Sterling) to the account with the bank which shall have been specified for such purpose.  As used herein, “all relevant steps” means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the Euro.

(c)                                  Basis of Accrual.  If the basis of accrual of interest or fees expressed in this Agreement with respect to English Pounds Sterling shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the commencement of the third stage of EMU by the United Kingdom; provided, that if any Fixed Rate English Pounds Sterling Borrowing is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(d)                                 Rounding and other Consequential Changes.  Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for indebtedness of the Borrowers to the Lenders and the Lenders to the Borrowers under or pursuant to this Agreement:

(i)                                     each reference in this Agreement to a minimum amount (or an integral multiple thereof) in English Pounds Sterling shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify; and

(ii)                                  except as expressly provided in this clause (ii), each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the Euro in the United Kingdom.

Section 2.22                             Unavailability of Foreign Currency Loans.  Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for the Issuing Bank to issue or maintain a Letter of Credit denominated in a Foreign Currency, the Lenders to make or maintain any Foreign Currency Loan or to give effect to their obligations as contemplated hereby with respect to any such Loan or Letter of Credit denominated in a Foreign Currency or in the event that there shall occur any material adverse change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the opinion of the Administrative Agent, the Required Foreign Currency Lenders (in the case of any Foreign Currency Loan), or the Issuing Bank (in the case of any Letter of Credit to be denominated in a Foreign Currency) makes it impracticable for any Foreign Currency Loan or Letter of Credit to be denominated in a Foreign Currency, then, by written notice to the Company, the Administrative Agent may: (a) declare that Loans denominated in the affected Foreign Currency will not thereafter be made and Letters of Credit denominated in the affected Foreign Currency will not thereafter be issued and (b) require that all outstanding Foreign Currency Loans so affected be repaid (it being understood that, if the result of any of the preceding events is that the type of currency in which the Foreign Currency Loan was made no longer exists or the applicable Borrower is not able to make payment to the Administrative Agent for the account of the Foreign Currency Lenders in such original currency, then such Foreign Currency Loan shall be repaid in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks any such event) and all Letters of Credit so affected be replaced.

Section 2.23                             Borrowers Representative.

(a)                                 Appointment; Nature of Relationship.  The Company is hereby appointed by each of the other Borrowers as its contractual representative hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Company to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents.  The Company agrees to act as such contractual representative upon the express conditions contained in this Section 2.23.  The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Company or any Borrower for any action taken or omitted to be taken by the Company or the Borrowers pursuant to this Section 2.23.

(b)                                 Powers.  The Company shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Company by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Company shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Company.

(c)                                  Execution of Loan Documents.  The Borrowers (other than the Company) hereby empower and authorize the Company, on behalf of such Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents.  Each Borrower agrees that any action taken by the Company or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Company of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

ARTICLE III.

Representations and Warranties

In order to induce the Administrative Agent, the Issuing Bank and the Lenders to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, the Company represents and warrants to the Administrative Agent, the Issuing Bank and the Lenders that:

Section 3.01                             Organization; Powers.  Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02                             Authorization; Enforceability.  The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate, partnership or limited liability company powers (as applicable) and have been duly authorized, as applicable, by all necessary corporate, partnership or limited liability action (as applicable) and, if required, all stockholder action.  This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03                             Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Company or any of the Subsidiaries or its assets (including, without limitation, the documentation governing the Senior Notes), or give rise to a right thereunder to require any payment to be made by the Company or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of the Subsidiaries.

Section 3.04                             Financial Condition; No Material Adverse Change.

(a)                                 Financial Statements.  The Company has heretofore furnished to the Lenders (i) the Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2011 and (ii) the consolidated balance sheet and statements of income, stockholders equity and cash flows of the Company and its consolidated Subsidiaries as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2012, certified by one of the Company’s Financial Officers.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)                                 No Material Adverse Change.  Since December 31, 2011, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  Contingent Liabilities.  Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, after giving effect to the Transactions, neither the Company nor any of the Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long term commitments or unrealized losses.

Section 3.05                             Properties.

(a)                                 Ownership.  Each of the Company and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)                                 Intellectual Property.  Each of the Company and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06                             Litigation and Environmental Matters.

(a)                                 Litigation.  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

(b)                                 Environmental Matters.  Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 3.07                             Compliance with Laws and Agreements.  Each of the Company and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

Section 3.08                             Investment Company Status.  Neither the Company nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09                             Taxes.  Each of the Company and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10                             ERISA.  No ERISA Event (nor any similar event with respect to a Foreign Plan) has occurred or is reasonably expected to occur that, when taken together with all other such events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  Other than with respect to the Delta Plan, the present value of all accumulated benefit obligations under each Plan and each Foreign Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $15,000,000 the fair market value of the assets of such Plan or Foreign Plan, and the present value of all accumulated benefit obligations of all underfunded Plans and Foreign Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $15,000,000 the fair market value of the assets of all such underfunded Plans.  The Company’s funding status with respect to the Delta Plan as of December 31, 2011 is set forth in footnote 16 to the Notes to Consolidated Financial Statements filed as part of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. There have been no employees added to the Delta Plan since December 31, 2011.

Section 3.11                             Disclosure.  The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Company or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.12                             Disclosable Subsidiaries.  As of the Effective Date, the Company has no Material Subsidiaries or Subsidiaries required to be disclosed on Exhibit 21 to the Company’s Annual Report on Form 10-K per Item 601(b)(21) under Regulation S-K of the Securities Exchange Act of 1934, as amended (collectively, the “Disclosable Subsidiaries”), other than those listed on Schedule 3.12 hereto.  As of the Effective Date, Schedule 3.12 sets forth the jurisdiction of incorporation or organization of each such Disclosable Subsidiary and the percentage of the Company’s ownership (direct or indirect) of the outstanding Equity Interests of each Disclosable Subsidiary.  Except as permitted to be issued or created pursuant to the terms hereof or as reflected on Schedule 3.12, there are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into any Equity Interests of any Disclosable Subsidiary.

Section 3.13                             Insurance.  Each of the Company and the Subsidiaries maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies and in such amounts as are usually carried by businesses engaged in similar activities as the Company and the Subsidiaries and located in similar geographic areas in which the Company and the Subsidiaries operate.

Section 3.14                             Labor Matters.  As of the Effective Date, there are no strikes, lockouts or slowdowns against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened, except any such strikes, lockouts or slowdowns which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The hours worked by and payments made to employees of the Company and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except where any such violations, individually or in the aggregate, could not reasonable be expected to result in a Material Adverse Effect.  All payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary, except to the extent the aggregate of all such payments could not reasonably be expected to result in a Material Adverse Effect.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any Subsidiary is bound.

Section 3.15                             Solvency.  Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.  As used in this Section 3.15, the term “fair value” means the amount at which the applicable assets would change hands between a willing buyer and a willing seller within a reasonable time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both and “present fair saleable value” means the amount that may be realized if the applicable company’s aggregate assets are sold with reasonable promptness in an arm’s length transaction under present conditions for the sale of a comparable business enterprises.

Section 3.16                             Margin Securities.  Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System), and, except for the repurchases of the Company’s capital stock in accordance with the limitations in Section 5.09 and Section 6.08, no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

Section 3.17                             Common Enterprise.  The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party.  Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly or indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to the Company hereunder, both in their separate capacities and as members of the group of companies.  Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

Section 3.18                             Representations as to Foreign Loan Parties.  Each of the Company and each other Loan Party that is not a Domestic Subsidiary of the Company (herein, a “Foreign Loan Party”) represents and warrants to the Administrative Agent and the Lenders that:

(a)                                 Noncontravention.  Such Foreign Loan Party is subject to civil and commercial laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Loan Party, the “Applicable Foreign Loan Party Documents”), and the execution, delivery and performance by such Foreign Loan Party of the Applicable Foreign Loan Party Documents constitute and will constitute private and commercial acts and not public or governmental acts.  Neither such Foreign Loan Party nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, beslag, execution or otherwise) under the laws of the jurisdiction in which such Foreign Loan Party is organized and existing in respect of its obligations under the Applicable Foreign Loan Party Documents.

(b)                                 Enforceability and Consents.  The Applicable Foreign Loan Party Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Loan Party is organized and existing for the enforcement thereof against such Foreign Loan Party under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Loan Party Documents.  It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Loan Party Documents that the Applicable Foreign Loan Party Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Loan Party is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Loan Party Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Loan Party Document or any other document is sought to be enforced and (ii) any charge or tax has been timely paid.

(c)                                  Taxes and Duties.  There is no tax, levy, impost, duty, fee assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Loan Party is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Loan Party Documents or (ii) on any payment to be made by such Foreign Loan Party pursuant to the Applicable Foreign Loan Party Documents, except as has been disclosed to the Administrative Agent.

(d)                                 Notices and Authorizations.  The execution, delivery and performance of the Applicable Foreign Loan Party Documents executed by such Foreign Loan Party are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Loan Party is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained, (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable) or (iii) in the case of any Dutch Loan Party notification requirements to the Dutch Central Bank with respect to payments made to and by Persons inside The Netherlands from and to Persons outside The Netherlands pursuant to the 1994 Act on Financial Foreign Relations (Wet financiële betrekkingen buitenland 1994) and the General Reporting Obligations 2003 (Rapportagevoorschriften betalingsbalansrapportages 2003).

(e)                                  Dutch Loan Parties.  No Dutch Loan Party has (i) applied for or consented to the appointment of, or the taking of possession by, a receiver (curator), custodian, administrator (bewindvoerder), trustee, examiner, liquidator or the like for itself or all or a substantial part of its property, (ii) made a general assignment for the benefit of creditors, (iii) filed a petition seeking to take advantage of any law relating to bankruptcy (faillissement), insolvency, reorganization, suspension of payments (surcéance van betaling), liquidation (vereffening), dissolution (ontbinding), arrangement or winding-up, or composition or readjustment of debts, (iv) filed a notice under Section 36 of the Dutch 1990 Tax Collection Act (Invorderingswet 1990) (whether or not pursuant to section 60 of the Act on the Financing of Social Insurances (Wet financiering sociale verzekeringen)) and (v) taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts described under (i), (ii), (iii) or (iv) above.

(f)                                   Australian Loan Parties.  No Australian Loan Party has (i) applied for or consented to the appointment of, or the taking of possession by, a receiver, administrator, liquidator or the like for itself or all or a substantial part of its property, (ii) made a general assignment for the benefit of creditors, (iii) commenced a voluntary case under Australian insolvency law, (iv) instituted any proceeding or filed a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) failed to controvert in a timely and appropriate manner, or acquiesced in writing to, any petition filed against it in an involuntary case under Australian insolvency law, (vi) admitted in writing its inability to, or is generally unable to, pay its debts as such debts become due within the contemplation of Australian insolvency law, or (vii) taken any corporate action for the purpose of effecting any of the foregoing.

Section 3.19                             OFAC and Patriot Act.  The Company and each Subsidiary and, to the knowledge of the Company, each Affiliate of any Loan Party is: (i) not a “blocked” person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof; (ii) in compliance in all material respects with the requirements of the USA Patriot Act Title III of 107 Public Law 56 (October 26, 2001) and of other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices, related to the subject matter of such Act, including Executive Order 13224 effective September 24, 2001 (collectively, the “Patriot Act”); (iii) operated under policies, procedures and practices, if any, that are in compliance in all material respects with the Patriot Act; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not in receipt of any notice stating that any Loan Party or any Subsidiary or Affiliate of any Loan Party is listed as a Specially Designated Terrorist (as defined in the Patriot Act) or as a “blocked” person on any lists maintained by the Office of Foreign Assets Control, Department of the Treasury (the “OFAC”) pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; and (vi) not in receipt of any notice stating that any Loan Party or any Subsidiary or Affiliate of any Loan Party is a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act.

Section 3.20                             Anti-Corruption Laws and Sanctions.  The Company and its Subsidiary have implemented and maintain in effect policies and procedures designed to ensure compliance by the Company, each Subsidiary and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, each Subsidiary and their respective officers and, employees and to the knowledge of the Company, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Company, any Subsidiary, or (b) to the knowledge of the Company, any of their respective directors, officers, employees, or agents that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person, except in each case of (a) and (b) above, to the extent such Sanctioned Person is in compliance with Anti-Corruption Laws and Sanctions, and is acting in accordance with applicable laws, including, without limitation, pursuant to OFAC licenses where required by applicable laws.  No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

ARTICLE IV.

Conditions

Section 4.01                             Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a)                                 Execution and Delivery of This Agreement.  The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)                                 Guaranty Agreement.  The Administrative Agent (or its counsel) shall have received from each Guarantor either (i) a counterpart of the Guaranty Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of the Guaranty Agreement.

(c)                                  Legal Opinion.  The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders, dated the Effective Date, containing such qualifications and exceptions and otherwise in form and substance acceptable to the Administrative Agent) of counsel for the Loan Parties (including opinions of counsel licensed to practice in such jurisdiction in which a Loan Party is organized other than Delaware) covering, unless the Administrative Agent otherwise consents, the matters set forth in Sections 3.01, 3.02, 3.03 and 3.18 of this Agreement and such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request.  The Loan Parties requests each such counsel to deliver such opinions.

(d)                                 Corporate Authorization Documents.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e)                                  Closing Certificate.  The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(f)                                   Fees.  The Administrative Agent, the Arrangers and the Lenders shall have received all fees and other amounts due and payable pursuant to any fee letter between the Company and any Arranger or Lender, this Agreement or any other Loan Document on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

(g)                                  Existing Credit Agreement.  The Administrative Agent shall have received evidence that all outstanding principal and all unpaid interest and fees accrued under the Company’s existing credit agreement agented by Bank of America, N.A. and all other fees, expenses and other charges outstanding thereunder shall have been paid or shall be paid with the proceeds of the initial Loans hereunder and all existing Commitments shall have been terminated.

(h)                                 Other Documentation.  The Administrative Agent and its counsel shall have received all information, approvals, documents or instruments as the Administrative Agent or its counsel may reasonably request.

The Administrative Agent shall notify the Company and the Lenders of the date when the Administrative Agent has received all documents required to be delivered under this Section 4.01 and all fees required to be paid to the Administrative Agent under this Section 4.01 and such date shall be the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., Dallas, Texas time, on August 31, 2012 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 4.02                             Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)                                 Representations and Warranties.  The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or Material Adverse Effect, which representation and warranty shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties specifically relate to any earlier date in which case such representations and warranties shall have been true and correct as of such earlier date;

(b)                                 Lending Limits.  At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (i) the Aggregate Revolving Exposure shall not exceed the Aggregate Revolving Commitments, (ii) the Foreign Currency Exposure shall not exceed the Foreign Currency Commitments and (iii) the Dollar Amount of the LC Exposure shall not exceed $75,000,000; and

(c)                                  No Default.  At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall exist.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b), and (c) of this Section.

ARTICLE V.

Affirmative Covenants

Until the Loan Obligations have been Fully Satisfied and the Commitments have been terminated, the Company covenants and agrees with the Administrative Agent, the Issuing Bank and the Lenders that:

Section 5.01                             Financial Statements and Other Information.  The Company will furnish to the Administrative Agent and each Lender:

(a)                                 Annual Audit.  Within 90 days after the end of each fiscal year of the Company, the annual audited financial statements of the Company and its consolidated Subsidiaries for such fiscal year (prepared in accordance with GAAP), as filed with the SEC.  Such financial statements shall be reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)                                 Quarterly Financial Statements.  Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the unaudited financial statements of the Company and its consolidated Subsidiaries for such fiscal quarter (prepared in accordance with GAAP) as filed with the SEC and certified by one of the Company’s Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)                                  Compliance Certificate.  Concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate in substantially the form of Exhibit B hereto of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Article VII and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Company’s audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)                                 Public Reports.  Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange;

(e)                                  Senior Note Notices.  Promptly after such delivery or receipt, copies of any financial or other report or notice delivered to, or received from, any holder of the Senior Notes, which report or notice has not otherwise been delivered to the Lenders hereunder;

(f)                                   Index Debt Ratings.  Promptly after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

(g)                                  Additional Information.  Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 5.01(a), (b) or (d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet; or (ii) on which such documents are posted on the Company’s behalf on the Agency Site; provided that:

(i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 5.01(c) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 5.02                             Notices of Material Events.  The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)                                 Default.  The occurrence of any Default;

(b)                                 Notice of Proceedings.  The filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)                                  ERISA Event.  Other than with respect to the Delta Plan, the occurrence of any ERISA Event (or similar events under any Foreign Plan) that, alone or together with any other ERISA Events and similar events under any Foreign Plan that have occurred, could reasonably be expected to result in liability of the Company and the Subsidiaries in an aggregate amount exceeding $15,000,000; and

(d)                                 Material Adverse Effect.  Any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03                             Existence; Conduct of Business.  The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names used in the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that nothing in this Section 5.03 shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

Section 5.04                             Payment of Obligations.  The Company will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05                             Maintenance of Properties.  The Company will, and will cause each of the Subsidiaries to, keep and maintain all property used in or useful to the conduct of its business in good working order and condition (ordinary wear and tear excepted) except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 5.06                             Insurance.  The Company will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.  The Company will furnish to the Lenders, upon the written request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

Section 5.07                             Books and Records; Inspection and Audit Rights.  The Company will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.08                             Compliance with Laws.  The Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.09                             Use of Proceeds.  The proceeds of the Loans (including Swingline Loans) will be used only for payment of fees and expenses payable in connection with the Transactions and for working capital and other general corporate purposes of the Company and the Subsidiaries in the ordinary course of business.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.  No part of the proceeds of any Loan will be used by the Company or any Subsidiary thereof in a manner that would cause a Singapore Loan Party’s execution, delivery and performance of the Loan Documents to which it is a party to violate any law, statute, rule or regulation under the laws of Singapore which prohibits a Singapore Loan Party from, directly or indirectly, giving any financial assistance in connection with the acquisition by any Person of shares in itself or the Company.  The Company will not request any Borrowing or Letter of Credit, and the Company shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C)  in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.10                             Additional Subsidiaries.

(a)                                 Additional Borrowers.  Any wholly owned Subsidiary of the Company may be joined as a Borrower hereunder after the Effective Date if:

(i)                                     The Company provides prior written notice thereof to the Administrative Agent and the Lenders thereof;

(ii)                                  The addition of such Subsidiary as a Borrower hereunder will not: (x) result in any adverse events occurring under Section 2.14, (y) any additional amounts being payable under Section 2.14 or 2.16, or (z) result in any other adverse legal or tax impact on the Administrative Agent or any Lender (including causing any Lender to obtain any additional licenses to make or maintain any Loans to the proposed Borrower);

(iii)                               Such Subsidiary executes and delivers to the Administrative Agent an agreement (substantially in the form of Exhibit H hereto) joining such Subsidiary as a Borrower hereunder and all other documentation as the Administrative Agent may require to evidence the authority of such Subsidiary to execute, deliver and perform such agreement and the other Loan Documents to which it is a party and to evidence the existence and good standing of such Subsidiary;

(iv)                              Such Subsidiary delivers to the Administrative Agent a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the date of the applicable joinder agreement) of counsel reasonably acceptable to the Administrative Agent covering the matters set forth in Sections 3.01, 3.02, 3.03 and 3.18 and such other matters relating to such Subsidiary, the Loan Documents or the Transactions as the Required Lenders shall reasonably request (the Borrowers hereby requests such counsel to deliver such opinion); and

(v)                                 The Administrative Agent and the Lenders otherwise approve in writing the addition of such Subsidiary as a Borrower hereunder, which approval shall not be unreasonably withheld or delayed.

Upon satisfaction of the requirements set forth in subclauses (i) through (v) above, the Administrative Agent shall promptly send a written notice (substantially in the form of Exhibit I hereto) to the Company and the Lenders and thereafter the applicable Subsidiary shall be a Borrower under the terms of this Agreement and the other applicable Loan Documents.  The Administrative Agent and the Lenders agree not to charge any administrative or arrangement fee solely to add a Subsidiary as a Borrower pursuant to this Section 5.10(a) provided the Company agrees to pay all reasonable expenses and costs incurred in connection with the addition of any such Borrower (including all reasonable fees, charges and disbursements of counsel for the Administrative Agent).

(b)                                 Additional Guarantors; Material Subsidiaries.  If (i) any additional Subsidiary Guarantees any of the Indebtedness under the Senior Notes after the Effective Date, (ii) any Domestic Subsidiary becomes a Material Subsidiary or (iii) the Company desires to cause any Subsidiary to become a party to the Guaranty Agreement, the Company will notify the Administrative Agent and the Lenders thereof and the Company will: (i) promptly cause such Subsidiary to become a party to the Guaranty Agreement; and (ii) deliver all documentation as the Administrative Agent may require to evidence the authority of such Subsidiary to execute, deliver and perform the Loan Documents and to evidence the existence and good standing of such Subsidiary.

Section 5.11                             Further Assurances.  Subject to the terms of the Guaranty Agreement, the Company will, and will cause each other Loan Party to, execute any and all further documents, agreements and instruments, and take all such further actions, which may be required under any applicable law or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents, all at the expense of the Loan Parties.

ARTICLE VI.

Negative Covenants

Until the Loan Obligations have been Fully Satisfied and the Commitments have expired or terminated, the Company covenants and agrees with the Administrative Agent, the Issuing Bank, and the Lenders that:

Section 6.01                             Indebtedness.  The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)                                 Indebtedness created under the Loan Documents;

(b)                                 Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

(c)                                  Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to the Company or any Subsidiary that is a Loan Party shall be subject to Section 6.04;

(d)                                 Guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, and (ii) Guarantees by the Company or any Subsidiary that is a Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04;

(e)                                  Indebtedness of the Company or any Subsidiary secured by Liens permitted by Section 6.02(d) and (e); provided that the aggregate outstanding amount of Indebtedness permitted by this paragraph (e) shall not at any time exceed an amount equal to seven and one-half percent (7.5%) of the Company’s Consolidated Tangible Net Worth;

(f)                                   Indebtedness arising in connection with Swap Agreements permitted by Section 6.07;

(g)                                  Deposit Obligations and Indebtedness incurred by the Company or any Subsidiary in respect of netting services, overdraft protections and similar arrangements, in each case entered into in the ordinary course of business in connection with cash management and deposit accounts and not involving the borrowing of money;

(h)                                 Attributed Principal Amount and Receivables Indebtedness in connection with any Permitted Securitization;

(i)                                     unsecured Indebtedness of the Company and the Subsidiaries in addition to that permitted by other provisions of this Section 6.01 provided that (i) no Default exists at the time such unsecured Indebtedness is incurred or would result from the incurrence thereof and (ii) after giving pro forma effect to such unsecured Indebtedness, the Company is in compliance with the financial covenants set out in Article VII as calculated for the four fiscal quarter period most recently ended, as if such unsecured Indebtedness had been incurred as of the first day of such period (for the avoidance of doubt, any such pro forma calculation of the financial covenants set out in Article VII shall give pro forma effect to any acquisition or payment of Indebtedness contemplated to be financed, in whole or in part, with the proceeds of such Indebtedness); and

(j)                                    other secured Indebtedness, provided, that (i) immediately before and after giving effect to the incurrence thereof, no Default shall exist, and (ii) the aggregate outstanding principal amount of all such Indebtedness shall not exceed $15,000,000 at any time.

Section 6.02                             Liens.  The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)                                 Liens created under the Loan Documents;

(b)                                 Permitted Encumbrances;

(c)                                  any Lien on any asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d)                                 any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any fixed or capital asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, and (iv) the Indebtedness secured by such Liens is permitted by Section 6.01(e);

(e)                                  Liens on fixed or capital assets acquired, leased, constructed or improved by the Company or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by paragraph (e) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or lease or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed one hundred percent (100%) of the cost of acquiring, leasing, constructing or improving such fixed or capital assets and (iv) such Liens do not apply to any other property or assets of the Company or any Subsidiary;

(f)                                   Liens on property of any Subsidiary securing Indebtedness owing to the Company or another Subsidiary;

(g)                                  Liens on cash securing Indebtedness arising in connection with Swap Agreements permitted by Section 6.07;

(h)                                 Liens granted in connection with any Permitted Securitization on the receivables sold pursuant thereto (together with all collections and other proceeds thereof and any collateral securing the payment thereof), all right, title and interest in and to the lockboxes and other collection accounts in which proceeds of such receivables are deposited, the rights under the documents executed in connection with such Permitted Securitization and in the Equity Interests issued by any Eligible Special Purpose Entity; and

(i)                                     Liens securing Indebtedness permitted by Section 6.01(j) provided the book value of the assets encumbered by such Liens shall not exceed 1.5 times the amount of the Indebtedness secured thereby.

Section 6.03                             Fundamental Changes.

(a)                                 Mergers and Consolidations.  The Company will not, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall exist (i) any Subsidiary may merge with the Company in a transaction in which the Company is the surviving corporation, (ii) any Borrower may merge with any Subsidiary of the Company (other than another Borrower) in a transaction in which such Borrower is the surviving corporation, (iii) any Borrower (other than the Company) may merge with any other Borrower which shall be organized under the laws of, and have its principal office in, the same national jurisdiction as such Borrower provided that the survivor shall have assumed in a manner in all respects reasonably satisfactory to the Administrative Agent all of the other entity’s Obligations under the Loan Documents, (iv) any Subsidiary (other than a Borrower) may merge with any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if any party to such merger is a Loan Party, is a Loan Party; (v) any Subsidiary or the Company may merge with another Person in connection with an acquisition permitted by Section 6.04 or with a sale permitted by Section 6.05, in each case, as long as any Subsidiary which is a Loan Party or the Company is the surviving Person and no Default exists or would result and (vi) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders and if such Subsidiary is a Loan Party, its assets are transferred to a Loan Party.

(b)                                 Lines of Business.  The Company will not, and will not permit any of the Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and the Subsidiaries on the Effective Date and businesses reasonably related thereto.

Section 6.04                             Investments, Loans, Advances, Guarantees and Acquisitions.  The Company will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any Indebtedness or other obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a)                                 Permitted Investments;

(b)                                 investments, loans and guarantees existing on the date hereof and set forth on Schedule 6.04;

(c)                                  investments by Company and the Subsidiaries in Equity Interests in their respective subsidiaries, provided that the aggregate amount of investments made on or after the date hereof by Loan Parties in subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under the proviso to Section 6.04(d) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed an amount equal to twenty percent (20%) of Consolidated Tangible Net Worth at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(d)                                 loans or advances made by the Company to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary, provided that the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together with outstanding investments permitted under the proviso of Section 6.04(c) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed an aggregate amount equal to twenty percent (20%) of Consolidated Tangible Net Worth at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(e)                                  Guarantees constituting Indebtedness permitted by Section 6.01, provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party (together with outstanding investments permitted under Section 6.04(c) and outstanding intercompany loans permitted under Section 6.04(d)) shall not exceed an amount equal to twenty percent (20%) of Consolidated Tangible Net Worth at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(f)                                   Swap Agreements permitted by Section 6.07;

(g)                                  endorsements of items for collection or deposit in the ordinary course of business;

(h)                                 investments, loans, or guarantees of any Person existing at the time such Person becomes a Subsidiary of the Company or consolidates or merges with the Company or any of the Subsidiaries (including in connection with a permitted acquisition) so long as such investments, loans, or guarantees were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(i)                                     Permitted Securitizations;

(j)                                    mergers and acquisitions among the Company and the Subsidiaries permitted by Section 6.03(a);

(k)                                 investments in, or acquisitions of, any seller debt incurred in connection with any sale permitted by Section 6.05;

(l)                                     Restricted Payments permitted by Section 6.08; and

(m)                             in addition to the investments otherwise permitted by this Section 6.04, the Company and the Subsidiaries may acquire (including pursuant to a merger permitted by Section 6.03(a)(v)) Equity Interests in or other securities of, acquire assets constituting a business unit of, make loans or advances to, Guarantee any obligations of, or make any other investment in (including pursuant to a merger permitted by Section 6.03(a)(v)), any other Person (including any Subsidiary that is not a Loan Party) if (i) no Default exists or would result from the making of such acquisition, loan, advance, Guarantee or investment and (ii) after giving pro forma effect to such acquisition, loan, advance, Guarantee or investment, the Company shall be in compliance with the financial covenants set out in Article VII as calculated for the four fiscal quarter period most recently ended as if such acquisition, loan, advance, Guarantee or investment (and any Indebtedness incurred in connection therewith) had occurred as of the first day of such period.

Section 6.05                             Asset Sales.  The Company will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Company permit any of the Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

(a)                                 sales of inventory, used, worn-out, obsolete or surplus property, delinquent accounts in the ordinary course of business for purposes of collection and Permitted Investments in the ordinary course of business;

(b)                                 dispositions of Securitization Receivables to an Eligible Special Purpose Entity in a Permitted Securitization;

(c)                                  sales, transfers and other dispositions from (i) a Loan Party to another Loan Party and (ii) a Subsidiary that is not a Loan Party to the Company or a Subsidiary provided, that in the event any such sale, transfer or disposition shall be effected by or through a consolidation or merger involving the Company or any other Loan Party, then, such Loan Party shall be the survivor;

(d)                                 sales, transfers and other dispositions made in connection with sale and leaseback transactions permitted under Section 6.06;

(e)                                  sales of assets within 365 days after the acquisition thereof if (i) such assets are acquired as part of a larger acquisition and (ii) such assets are sold for cash or other consideration which represents the fair market value thereof;

(f)                                   licenses, sublicenses, leases and subleases granted to third parties in the ordinary course of business that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g)                                  any issuance of Equity Interests of the Company to any Person and any issuance of Equity Interests of any Subsidiary to the Company or any Subsidiary; and

(h)                                 sales, transfers and other dispositions not otherwise permitted by this Section 6.05 provided, that (i) in the event any such sale, transfer or disposition shall be effected by or through a consolidation or merger involving the Company or any other Loan Party, then, such Loan Party shall be the survivor, (ii) no Default exists or would result from the making of any such sale, transfer or other disposition; and (iii) the aggregate fair market value of all of the assets sold, transferred or otherwise disposed of under the permissions of this paragraph (h) (including the assets in the proposed sale, transfer or disposition) after the Effective Date shall not exceed an amount equal to ten (10%) of Consolidated Tangible Net Worth for the fiscal year most recently ended as determined from the audited financial statements most recently delivered pursuant to Section 5.01(a).

Section 6.06                             Sale and Leaseback Transactions.  The Company will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Company or such Subsidiary acquires or completes the construction of such fixed or capital asset.

Section 6.07                             Swap Agreements.  The Company will not, and will not permit any of the Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any of the Subsidiaries) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest—bearing liability or investment of the Company or any Subsidiary.

Section 6.08                             Restricted Payments; Certain Payments of Indebtedness.

(a)                                 Restricted Payments.  The Company will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (ii) the Company may make any regular, quarterly Restricted Payment paid in cash consistent with past practices (provided the amount of such Restricted Payment may be increased from time to time due to additional Equity Interests being issued and other reasonable increases in accordance with past practices) so long as no Default exists or would result under the financial covenants set out in Article VII and (iii) other Restricted Payments (excluding the Restricted Payments contemplated by clauses (i) and (ii) above) so long as no Default exists or would result from the making of such Restricted Payment.

(b)                                 Restrictions on Payment of Indebtedness.  The Company will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any long-term Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any long-term Indebtedness, except:

(i)                                     payment of Indebtedness created under the Loan Documents;

(ii)                                  payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness;

(iii)                               refinancing of Indebtedness to the extent permitted by Section 6.01 (including the payment of Indebtedness which is financed with Indebtedness permitted to be incurred pursuant to Section 6.01(i));

(iv)                              payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and

(v)                                 other payments of Indebtedness which do not exceed $15,000,000 in the aggregate.

Section 6.09                             Transactions with Affiliates.  The Company will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, and (b) transactions between or among the Company and the Loan Parties not involving any other Affiliate.  Nothing herein shall be construed to prohibit a Permitted Securitization.

Section 6.10                             Restrictive Agreements.  The Company will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any

Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that:

(i)                                     the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document;

(ii)                                  the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any amendment or other modification expanding the scope of any such restriction or condition);

(iii)                               the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder;

(iv)                              clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof;

(v)                                 clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restriction or conditions apply only to the property or assets securing such Indebtedness; and

(vi)                              the foregoing shall not apply to restrictions and conditions imposed by any agreement or document governing or evidencing the Senior Notes existing on the date hereof (but shall apply to any amendment or other modification expanding the scope of any such restriction or condition) and the foregoing shall not apply to restrictions and conditions imposed by any agreement or document governing or evidencing any senior note Indebtedness hereafter incurred under the permissions of Section 6.01 if such restrictions and conditions are the same as or no more restrictive than the restrictions and conditions governing the Senior Notes on the date hereof.

Nothing herein shall be construed to prohibit such limitations on an Eligible Special Purpose Entity in connection with a Permitted Securitization.

Section 6.11                             Amendment of Material Documents.  The Company will not, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents unless such amendment, modification or waiver would not adversely affect the Administrative Agent or any Lender or their rights under the Loan Documents.

Section 6.12                             Change in Fiscal Year.  The Company will not change the manner in which either the last day of its fiscal year or the last days of the first three fiscal quarters of its fiscal year is calculated without providing 30 days prior written notice to the Administrative Agent.

Section 6.13                             Limitation on Securitization Transactions.  The Company will not, nor will it permit any Subsidiary to, enter into any Securitization Transaction or any amendment thereto which has the effect of increasing the Maximum Purchase Amount thereunder except Securitization Transactions in which the Company or a Subsidiary is the Receivables Seller and with respect to which the Maximum Purchase Amount, as of its most recent Test Date (the “Relevant Test Date”) when added to the aggregate Maximum Purchase Amount of all other ongoing Securitization Transactions entered into in accordance with this Section 6.13 (each valued as of its most recent Test Date), shall not exceed ten (10%) of Consolidated Total Assets as of the last day of the fiscal quarter of the Company ended on or most recently prior to the Relevant Test Date, computed, in the case of a Relevant Test Date which occurs on the last day of a fiscal quarter, prior to giving effect to such new Securitization Transaction or such amendment.

Section 6.14                             Synthetic Leases.  The Company will not, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Synthetic Lease.

ARTICLE VII.

Financial Covenants

Until the Loan Obligations have been Fully Satisfied, the Company covenants and agrees with the Administrative Agent, the Issuing Bank, and the Lenders that:

Section 7.01                             Leverage Ratio.  As of the last day of each fiscal quarter, the Company shall not permit the ratio of Total Indebtedness as of such date to EBITDA for the four (4) fiscal quarters then ended (such ratio, the “Leverage Ratio”) to exceed 3.50 to 1.00.  As used in this Agreement, the following terms have the following meanings:

“Total Indebtedness” means, as of any date of determination, all Indebtedness of the Company and the Subsidiaries outstanding on such date, as determined on a consolidated basis in accordance with GAAP.

“EBITDA” means, for any period, without duplication, the amount equal to the following calculated for the Company and the Subsidiaries on a consolidated basis in accordance with GAAP: (a) net income determined in accordance with GAAP, plus (b) to the extent deducted in determining net income, the sum of Interest Expense, depreciation, amortization, income and franchise tax expenses; provided, however, that in the event that any acquisition or disposition of a Person (or any business unit, going concern, division or segment of such Person) permitted by this Agreement shall have been consummated during such period, the net income (and all amounts specified in clauses (a), (b) and (c) of this definition) shall be computed on a pro forma basis giving effect to such acquisition or disposition, as the case may be, as of the first day of such period.

“Interest Expense” means the total interest expense (including any interest expense attributable to any Securitization Transaction) of the Company and the Subsidiaries, calculated on a consolidated basis in accordance with GAAP.

Section 7.02                             Interest Coverage Ratio.  As of the last day of each fiscal quarter, the Company shall not permit the ratio of EBITDA to Interest Expense, in each case for the four (4) fiscal quarters then ended, to be less than 2.50 to 1.00.

ARTICLE VIII.

Events of Default

Section 8.01                             Events of Default; Remedies.  If any of the following events (“Events of Default”) shall occur:

(a)                                 Principal Payments.  any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                                 Interest, Fees, and other Payments.  any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section 8.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)                                  Representations or Warranties.  any representation, warranty or certification made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (or in any respect with respect to any representation or warranty that is qualified by materiality or Material Adverse Effect) when made or deemed made;

(d)                                 Covenant Violation; Immediate Default.  the Company shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.03 (with respect to the existence of any Loan Party), Section 5.10, Article VI (other than Sections 6.01, 6.02, 6.04 and 6.10) or Article VII or (ii) Section 6.01, 6.02, 6.04 or 6.10 and such failure under this clause (ii) shall continue unremedied for a period of 10 days after the earlier of (A) the Loan Party’s knowledge of such failure or (B) notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(e)                                  Covenant Violation with Cure Period.  any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section 8.01), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) the Loan Party’s knowledge of such failure or (ii) notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f)                                   Cross Payment Default.  the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (with any applicable grace or cure period having expired);

(g)                                  Cross Covenant Default.  any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (with any applicable grace period or cure period having expired); provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)                                 Involuntary Bankruptcy.  an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 45 consecutive days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                                     Voluntary Bankruptcy.  any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 8.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)                                    Other Insolvency.  any Loan Party shall become unable, or admit in writing its inability to pay its debts as they become due;

(k)                                 Judgments.  one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed (through appeal, bonding or otherwise), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(l)                                     ERISA Event.  an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)                             Invalidity of Loan Documents.  the Guaranty Agreement shall otherwise for any reason cease to be in full force and effect and valid, binding and enforceable in accordance with its terms after its date of execution, or any Loan Party shall so state in writing;

(n)                                 Change in Control.  a Change in Control shall occur; or

(o)                                 Dutch Foreign Loan Party.  one or more conservatory attachments (conservatoir beslag) or executionary attachments (executoriaal beslag) affects any asset or assets of any Dutch Loan Party having an aggregate value of at least $15,000,000 and is not discharged within 30 days.

then, and in every such event (other than an event with respect to any Borrower described in paragraph (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in paragraph (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Borrower.  In addition, if any Event of Default exists, the Administrative Agent may (and if directed by the Required Lenders, shall) exercise any and all rights and remedies afforded by the laws of the State of New York or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Section 8.02                             Performance by the Administrative Agent.  If any Loan Party shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Administrative Agent may, and shall at the direction of the Required Lenders, perform or attempt to perform such covenant or agreement on behalf of the applicable Loan Party.  In such event, the Company shall, at the request of the Administrative Agent promptly pay any amount expended by the Administrative Agent or the Lenders in connection with such performance or attempted performance to the Administrative Agent, together with interest thereon at the interest rate provided for in Section 2.12(e) from and including the date of such expenditure to but excluding the date such expenditure is paid in full.  Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of any Loan Party under any Loan Document.

Section 8.03                             Limitation on Separate Suit.  No suit shall be brought against any Loan Party on account of the Loan Obligations except by the Administrative Agent, acting upon the written instructions of the Required Lenders provided that the foregoing shall not prohibit any Lender from (a) exercising setoff rights in accordance with Section 10.08 or (b) filing proofs of claim with respect to Obligations owing to such Lender during the pendency of a proceeding relative to any Loan Party under any bankruptcy or other debtor relief law if the Administrative Agent has failed to file a proof of claim with respect to the Obligations promptly after the commencement of any such proceeding.

ARTICLE IX.

The Administrative Agent

Section 9.01                             Appointment.  Each of the Lenders and the Issuing Bank hereby irrevocably appoints JPMorgan Chase Bank, N.A. as agent on its behalf, and on behalf of each of its Affiliates who are owed Obligations (each such Affiliate by acceptance of the benefits of the Loan Documents hereby ratifying such appointment) and authorizes the Administrative Agent to take such actions on its behalf and on behalf of such Affiliates and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 9.02                             Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 9.03                             Limitation of Duties and Immunities.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default exists, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04                             Reliance on Third Parties.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05                             Sub-Agents.  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.06                             Successor Agent.  Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 9.07                             Independent Credit Decisions.  Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities.  Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Section 9.08                             Other Agents.  Bank of America, N.A., Wells Fargo Bank, National Association and U.S. Bank National Association have been designated as “co-syndication agents” hereunder in recognition of the level of each of their Revolving Commitments.  None of Bank of America, N.A., Wells Fargo Bank, National Association or U.S. Bank National Association is an agent for the Lenders and no such Lender shall have any obligation hereunder other than those existing in its capacity as a Lender.  Without limiting the foregoing, no such Lender shall have or be deemed to have any fiduciary relationship with or duty to any Lender.

Section 9.09                             Powers and Immunities of Fronting Parties.  No Fronting Party nor any of its Related Parties shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document except for its or their own gross negligence or willful misconduct.  Without limiting the generality of the preceding sentence, each Fronting Party: (a) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Lender or for the Administrative Agent, (b) shall not be required to initiate any litigation or collection proceedings under any Loan Document, (c) shall not be responsible to any Lender or the Administrative Agent for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder, (d) may consult with legal counsel (including counsel for the Borrowers), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts, and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.  As to any matters not expressly provided for by any Loan Document, each Fronting Party shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and the Administrative Agent; provided, however, that no Fronting Party shall be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

Section 9.10                             Authorized Release of Guarantor.  If:

(a)                                 no Default exists or would result; and

(b)                                 the Administrative Agent shall have received a certificate of a Responsible Officer of the Company requesting the release of a Guarantor, certifying that (A) no Default exists or will result from the release of such Guarantor; and (B) the Administrative Agent is authorized to release such Guarantor because the Equity Interest issued by such Guarantor or the assets of such Guarantor have been (or will simultaneously with the release of such Guarantor, be) sold in a transaction permitted by Section 6.05;

(c)                                  then the Administrative Agent is irrevocably authorized by the Credit Parties, without any consent or further agreement of any Credit Party to release such Guarantor from all obligations under the Loan Documents.  To the extent the Administrative Agent is required to execute any release documents in accordance with the immediately preceding sentence, the Administrative Agent shall do so promptly upon request of the Company without the consent or further agreement of any Credit Party.

Section 9.11                             Lender Affiliates Rights.  By accepting the benefits of the Loan Documents, any Affiliate of a Lender that is owed any Obligation is bound by the terms of the Loan Documents.  But notwithstanding the foregoing: (a) neither the Administrative Agent, any Lender nor any Loan Party shall be obligated to deliver any notice or communication required to be delivered to any Lender under any Loan Documents to any Affiliate of any Lender; and (b) no Affiliate of any Lender that is owed any Obligation shall be included in the determination of the Required Lenders or entitled to consent to, reject, or participate in any manner in any amendment, waiver or other modification of any Loan Document.  The Administrative Agent shall not have any liabilities, obligations or responsibilities of any kind whatsoever to any Affiliate of any Lender who is owed any Obligation.  The Administrative Agent shall deal solely and directly with the related Lender of any such Affiliate in connection with all matters relating to the Loan Documents.  The Obligation owed to such Affiliate shall be considered the Obligation of its related Lender for all purposes under the Loan Documents and such Lender shall be solely responsible to the other parties hereto for all the obligations of such Affiliate under any Loan Document.

ARTICLE X.

Miscellaneous

Section 10.01                      Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone or other means, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)                                     if to any Borrower, to in care of the Company, at One Valmont Plaza, Omaha, Nebraska, 68154, Attention:  Mark C. Jaksich, Chief Financial Officer, (Telecopy No. 402.963.1095);

(ii)                                  if to the Administrative Agent, the Issuing Bank or JPMorgan Chase Bank, N.A. in its capacity as Swingline Lender, to JPMorgan Chase Bank, N.A., 2200 Ross Avenue, Third Floor, Dallas, Texas 75201, Attention:  Brandon Watkins, Telephone: 214.965.2053; Telecopy: 214.965.2044 and JPMorgan Chase Bank, N.A., Midcorp Loan and Agency Services Group, 10 South Dearborn Street, 7th Floor, Chicago, IL 60603; Attention: Nanette Wilson, Telephone:  312.385.7084;

Telecopy:  888.292.9533 and, if such notice or communication relates to a Foreign Currency Loan or a Letter of Credit denominated in a Foreign Currency, then include a copy to: J.P. Morgan Europe Limited, Loans Agency 6th floor, 25 Bank Street, Canary Wharf, London E145JP, United Kingdom, Attention: Loans Agency, Facsimile:  +44 20 7777 2360; and

(iii)                               if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices and other communications to the Lenders hereunder may be delivered or furnished using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrowers may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.  Any Electronic System used by the Administrative Agent is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or the other Loan Parties, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

Section 10.02                      Waivers; Amendments.

(a)                                 No Waiver; Rights Cumulative.  No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising, and no course of dealing with respect to, any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                                 Amendments.  Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) pursuant to an Increased Commitment Supplement executed in accordance with the terms and conditions of Section 2.19 which only needs to be signed by the Borrowers, the Administrative Agent and the Lenders increasing or providing new Revolving Commitments thereunder if the Increased Commitment Supplement does not increase the aggregate amount of the Revolving Commitments to an amount in excess of $800,000,000, (y) pursuant to an Additional Borrower Request and Assumption Agreement signed by the Subsidiary becoming a Borrower hereunder pursuant to Section 5.10 and the Company, and (z) in the case of this Agreement and any circumstance other than as described in clause (x) or (y), pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (iv) change Section 2.08(c) in a manner that would alter the manner in which commitments of any Class are reduced, without the written consent of each Lender (including any such Lender that is a Defaulting Lender), (v) change Section 2.17(b), (c), or (f) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (including any such Lender that is a Defaulting Lender), (vi) change any of the provisions of this Section or the definition of “Required Lenders”, “Loan Party” or “Obligation” (or any term defined therein) or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (vii) change Section 2.20 or 2.22, without the consent of each Lender (other than any Defaulting Lender), (viii) release any Loan Party from its obligation under the Guaranty Agreement (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender), (ix) change any provisions of any Loan

Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank, any Foreign Currency Lender, or any Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank, such Foreign Currency Lender, or such Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Foreign Currency Lenders but not any other Lenders, may be effected by an agreement or agreements in writing entered into by the Borrowers and requisite percentage in interest of the affected Foreign Currency Lenders.  It is understood that any change to Section 2.20 shall require the consent of the Administrative Agent, the Issuing Bank and the Swingline Lenders.

(c)                                  Administrative Corrections.  Notwithstanding anything to the contrary herein, the Administrative Agent and applicable Loan Parties may amend, modify or supplement this Agreement or any other Loan Document to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender and such amendment shall become effective without any further consent of any other party to such Loan Document; provided that the Administrative Agent shall give each Lender notice of any such amendment, modification or supplement.

Section 10.03                      Expenses; Indemnity; Damage Waiver.

(a)                                 Expenses.  The Borrowers shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank, any Swingline Lender or any Lender (provided that counsel fees for any Lender shall be as provided herein), including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Swingline Lender and the fees, charges and disbursements of one primary counsel for the Lenders other than the Administrative Agent in its capacity as a Lender (absent an actual or perceived conflict of interest, in which case the Borrowers shall pay the fees, charges, and disbursements of separate counsel for each Lender so affected) and one local counsel in each appropriate jurisdiction, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including their rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 Indemnity.  Each Borrower shall indemnify the Administrative Agent, the Issuing Bank, the Swingline Lender, and each Lender, and each Related Party of the foregoing Persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective Obligations thereunder or the consummation of the transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company or any of the Subsidiaries of the Company, or any environmental liability related in any way to the Company or any of the Subsidiaries of the Company, (iv) the failure (whether due to currency fluctuations or otherwise) to pay any Loan or LC Disbursement originally denominated in a Foreign Currency, or any interest thereon, in the Foreign Currency in which such Loan was originally made or applicable Letter of Credit issued (notwithstanding whether such Loan or LC Disbursement was converted to, or repaid in, Dollars as permitted by this Agreement), or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any Subsidiary of the Company, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND EXPENSES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE.

(c)                                  Lender’s Agreement to Pay.  To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank, the Foreign Currency Lenders or the Swingline Lenders under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank, the Foreign Currency Lenders or the Swingline Lenders, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank, the applicable Foreign Currency Lender or the Swingline Lenders in their capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Exposures and unused Commitments at the time.

(d)                                 Waiver of Damages.  To the extent permitted by applicable law, no Loan Party shall assert, and each such party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, incidental, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the Loan Documents or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, for the avoidance of doubt, nothing in this clause (d) shall relieve the Borrowers of any obligation it may have to indemnify an Indemnitee against special, indirect, incidental, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                                  Payment.  All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

Section 10.04                      Successors and Assigns.

(a)                                 Successors and Assigns.  The provisions of this Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit, any Affiliate of a Lender who is owed any of the Obligations and any Indemnitee), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit, any Affiliate of a Lender who is owed any of the Obligations and any Indemnitee), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignment.

(i)                                      Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)                               the Company, provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default exists, any other Person; provided, further, that the Company shall be deemed to have consented to any assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof;

(B)                               the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund (as defined below); and

(C)                               each Swingline Lender and the Issuing Bank, provided that no consent of the Swingline Lenders or the Issuing Bank shall be required for an assignment to a Lender.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default exists;

(B)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)                               the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500 (and notwithstanding any provision to the contrary, no Loan Party shall be required to pay for or reimburse any such parties for any such fee); and

(D)                               if an assignment or transfer does not include an amount outstanding from a Borrower of at least 100,000 Euros (or its equivalent in other currencies) (or such other amount as may be required from time to time in order for the assignee not to form part of the ‘public’ as referred to in the Capital Requirements Regulation (No. 575/2013), as amended), the assignee shall confirm in the relevant Assignment and Assumption that it meets the applicable criterion and does not form part of the ‘public’.

For the purposes of this Section 10.04(b), the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Notwithstanding the foregoing, no assignment under this Section 10.04 shall be made to (w) the Company or any of the Company’s Affiliates or Subsidiaries, (x) any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (x) or (y) a natural person.

(iii)                               Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)                              The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error and each Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by any Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)                                 Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the

Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement or any other Loan Document, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi)                              Promptly upon the written request of any Person that becomes a Lender on a date that is six (6) months after the Effective Date, the Dutch Loan Parties shall either obtain a reliance letter or similar written confirmation from legal counsel for the Dutch Loan Parties stating that such Lender may rely on the legal opinion delivered by the legal counsel for Dutch Loan Parties on the Effective Date or obtain a new legal opinion acceptable to such Lender and the Administrative Agent.  The Borrowers shall promptly pay all reasonable costs and expenses incurred by the Administrative Agent and such Lender as a result of the foregoing (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent).

(c)                                  Participations.  Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lenders, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that documentation required under Section 2.16(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(i)                                     A Participant shall not be entitled to receive any greater payment under Sections 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.

(ii)                                  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)                                 Pledge.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                                  Voting Participants.  Notwithstanding anything to the contrary in this paragraph, any Farm Credit Lender that (i) has purchased a participation in the minimum aggregate amount of $10,000,000 on or after the Effective Date, (ii) is, by written notice to the Company and the Administrative Agent (“Voting Participant Notification”), designated by the selling Lender (including any existing Voting Participant) as being entitled to be accorded the rights of a Voting Participant hereunder and (iii) receives the prior written consent of the Company and the Administrative Agent, in their sole discretion, to become a Voting Participant (such consent to be required only to the extent and under the circumstances it would be required if such Voting Participant were to become a Lender pursuant to an assignment in accordance with Section 10.04(b)) (any Farm Credit Lender so designated and consented to being called a “Voting Participant”), shall be entitled to vote for so long as such Farm Credit Lender owns such participation and notwithstanding any subparticipation by such Farm Credit Lender (and the voting rights of the selling Lender (including any existing Voting Participant) shall be correspondingly reduced), on a Dollar for Dollar basis, as if such participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action.  To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (x) state the full name, as well as all contact information required of an assignee in an Assignment and Assumption Agreement and (y) state the Dollar Amount of the participation purchased in its Revolving Commitment, its Foreign Currency Commitment or any or all of its Loans.  The selling Lender (including any existing Voting Participant) and the purchasing Voting Participant shall notify the Administrative Agent and the Company within 3 Business Days’ of any termination of, or reduction or increase in the amount of, such participation.  The Loan Parties and the Administrative Agent shall be entitled to conclusively rely on information contained in notices delivered pursuant to this paragraph.  The voting rights hereunder are solely for the benefit of the Voting Participant and shall not inure to any assignee or participant of the Voting Participant that is not a Farm Credit Lender.  As used in this paragraph, a “Farm Credit Lender” means a lending institution organized and existing pursuant to the provisions of the Farm Credit Act of 1971 and under the regulation of the Farm Credit Administration.

Section 10.05                      Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Obligations have been Fully Satisfied.  The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06                      Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreement with respect to fees payable to the Administrative Agent embody the final, entire agreement among the parties relating to the subject matter hereof and supersede any and all previous commitments, agreements, representations and understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.  There are no unwritten oral agreements among the parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf, or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.07                      Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08                      Right of Setoff.  If an Event of Default exists, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 10.09                      Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction.  This governing law election has been made by the parties in reliance (at least in part) on Section 5—1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

(b)                                 Jurisdiction.  EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  Venue.  Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Service of Process.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)                                  Process Agent.  Each Loan Party hereby irrevocably designates, appoints and empowers the Company (at the Company’s address noted in Section 10.01 above) as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding.  The Company accepts such appointment and the similar appointments contained in the other Loan Documents (including Section 29 of the Guaranty Agreement) and agrees to so act on the behalf of each Loan Party hereunder and under the other Loan Documents until the Full Satisfaction of the Obligations.  If for any reason the Company shall cease to be available to act as such, each Loan Party agrees to designate a new designee, appointee and agent in the United States on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement.

Section 10.10                      WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR

ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREE¬MENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11                      Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12                      Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulating authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than a Borrower.  For the purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the applicable Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.13                      Maximum Interest Rate.

(a)                                 Limitation to Maximum Rate; Recapture.  No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate.  If at any time the interest rate (the “Contract Rate”) for any obligation under the Loan Documents shall exceed the Maximum Rate, thereby causing the interest accruing on such obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such obligation shall not reduce the rate of interest on such obligation below the Maximum Rate until the aggregate amount of interest accrued on such obligation equals the aggregate amount of interest which would have accrued on such obligation if the Contract Rate for such obligation had at all times been in effect.  As used herein, the term “Maximum Rate” means, at any time with respect to any Lender, the maximum rate of nonusurious interest under applicable law that such Lender may charge the Borrowers.  The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan

Documents that constitute interest under applicable law.  Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to any Borrower at the time of such change in the Maximum Rate.

(b)                                 Cure Provisions.  No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law.  If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and no Borrower nor any surety, guarantor, successor, or assign of any Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto.  In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the obligations outstanding hereunder, and, if the principal of the obligations outstanding hereunder has been paid in full, any remaining excess shall forthwith be paid to the Company.  In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrowers and each Lender shall, to the extent permitted by applicable law, (a) characterize any non principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the obligations outstanding hereunder so that interest for the entire term does not exceed the Maximum Rate.

Section 10.14                      No Duty.  All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Administrative Agent or any Lender shall have the right to act exclusively in the interest of the Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Loan Party, any of their respective Equity Interest holders or any other Person.

Section 10.15                      No Fiduciary Relationship.  The relationship between the Borrowers and the other Loan Parties on the one hand and the Administrative Agent and each Lender on the other is solely that of debtor and creditor, and neither the Administrative Agent nor any Lender nor any Arranger has any fiduciary or other special relationship with any Loan Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Loan Parties on the one hand and the Administrative Agent and each Lender on the other to be other than that of debtor and creditor.  Each of the Administrative Agent, each Lender and their Affiliates may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates.

Section 10.16                      Equitable Relief.  Each Borrower recognizes that in the event any Loan Party fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the Administrative Agent and the Lenders.  Each Borrower therefore agrees that the Administrative Agent and the Lenders, if the Administrative Agent or the Required Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 10.17                      Construction.  The Company, each other Loan Party (by its execution of the Loan Documents to which it is a party), the Administrative Agent and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

Section 10.18                      Independence of Covenants.  All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

Section 10.19                      USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Loan Party, which information includes the name and address of the Loan Party and other information that will allow such Lender to identify the Loan Party in accordance with the Act.

Section 10.20                      Judgment Currency.  This is a loan transaction in which the specification of a Foreign Currency or Dollars is of the essence, and the stipulated currency shall in each instance be the currency of account and payment in all instances.  A payment obligation in one currency hereunder (the “Original Currency”) shall not be discharged by an amount paid in another currency (the “Other Currency”), whether pursuant to any judgment expressed in or converted into any Other Currency or in another place except to the extent that such tender or recovery results in the effective receipt by a party hereto of the full amount of the Original Currency payable to such party.  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Original Currency into the Other Currency, the rate of exchange that shall apply shall be the applicable Spot Rate.  The obligation of the Company and the Subsidiaries in respect of any such sum due from it to the Administrative Agent, any Issuing Bank or any Lender under any Loan Document (in this Section 10.20 called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Other Currency such Entitled Person may in accordance with normal banking procedures purchase the Original Currency with the amount of the judgment currency so adjudged to be due; and the Borrowers, as a separate obligation and notwithstanding any such judgment, agree to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Original Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Original Currency hereunder exceeds the amount of the Other Currency so purchased.

Section 10.21                      Code of Banking Practice (2003) Australia.  The parties agree that the Code of Banking Practice (2003) Australia does not apply to any accommodation provided to any Borrower under the Loan Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

VALMONT INDUSTRIES, INC.,
as a Borrower

By:
	Name:	Mark C. Jaksich
	Title:	Chief Financial Officer

VALMONT INDUSTRIES HOLLAND B.V.,
as a Borrower

By:
	Name:	Mark C. Jaksich
	Title:	Director

By:
	Name:	Roger Andrew Massey
	Title:	Director

Signed sealed and delivered by Valmont	VALMONT GROUP PTY LTD.,
Group Pty Ltd. ACN142 189 295 in accordance with s127 of the Corporations Act 2001	as a Borrower
(Cth) in the presence of:
By:
	Name:	Mark C. Jaksich
	Title:	Director

By:
	Name:	Roger Andrew Massey
	Title:	Director

Signature Page

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JPMORGAN CHASE BANK, N.A.,
individually as a Lender, the Swingline Bank, an Issuing Bank, and as the Administrative Agent

By
Name:
Title:

Signature Page

2

BANK OF AMERICA, N.A.,
as a Syndication Agent, a Lender and an Issuing Bank

By:
Name:
Title:

Signature Page

3

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Syndication Agent and a Lender

By:
Name:
Title:

Signature Page

4

U.S. BANK NATIONAL ASSOCIATION,
as a Syndication Agent and a Lender

By:
Name:
Title:

Signature Page

5

[LENDER],
as a Lender

By:
Name:
Title:

Signature Page

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LIST OF SCHEDULES AND EXHIBITS

SCHEDULES:

Schedule 1.01	—	Existing Letters of Credit
Schedule 2.01	—	Commitments
Schedule 2.01(B)	—	Swingline Commitments
Schedule 3.12	—	Disclosable Subsidiaries
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04	—	Existing Investments, Loans and Guarantees
Schedule 6.10	—	Existing Restrictions

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Compliance Certificate
Exhibit C	—	Form of Guaranty Agreement
Exhibit D	—	Form of Increased Commitment Supplement
Exhibit E	—	Form of Borrowing Request
Exhibit F	—	Form of Interest Election Request
Exhibit G	—	Form of U.S. Tax Compliance Certificates
Exhibit H	—	Form of Additional Borrower Request and Assumption Agreement
Exhibit I	—	Form of Additional Borrower Notice

ANNEX II

TO

VALMONT INDUSTRIES, INC.

CREDIT AGREEMENT

SCHEDULE 2.01(B)

TO

VALMONT INDUSTRIES, INC.

CREDIT AGREEMENT

SWINGLINE COMMITMENTS

Lender	Swingline Commitment
JPMorgan Chase Bank, N.A.	$25,000,000.00
TOTAL	$25,000,000

SCHEDULE 2.01

TO

VALMONT INDUSTRIES, INC.

CREDIT AGREEMENT

COMMITMENTS

Lender	Revolving Commitment	Foreign Currency Commitment
JPMorgan Chase Bank, N.A.	$78,750,000.00	$28,378,378.38
Bank of America, N.A.	$78,750,000.00	$28,378,378.38
Wells Fargo Bank, National Association	$78,750,000.00	$28,378,378.38
U.S. Bank National Association	$78,750,000.00	$28,378,378.38
Australia and New Zealand Banking Group Limited	$60,000,000.00	$21,621,621.62
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch	$60,000,000.00	$21,621,621.62
Goldman Sachs	$50,000,000.00	$18,018,018
CoBank, ACB	$45,000,000.00	$16,216,216.22
First National Bank of Omaha	$45,000,000.00	$0.00
The Northern Trust Company	$25,000,000.00	$9,009,009.00
TOTAL	$600,000,000	$200,000,000

EXHIBIT B

TO

VALMONT INDUSTRIES, INC.

CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

for the

quarter ending                          ,

To:                             JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

10 South Dearborn Street, 7th Floor

Chicago, IL 60603

Attention: Nanette Wilson

Telephone:  312-385-7084

Telecopy:  888-292-9533

and each Lender

Ladies and Gentlemen:

This Compliance Certificate (the “Certificate”) is being delivered pursuant to Section 5.01(c) of that certain Credit Agreement (as amended, the “Agreement”) dated as of August 15, 2012, among Valmont Industries, Inc. and certain of its Subsidiaries (collectively, the “Borrowers”), JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders named therein.  All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement.  All the calculations set forth below shall be made pursuant to the terms of the Agreement.

The undersigned, an authorized financial officer of the Company in his capacity as such financial officer and not in his individual capacity, does hereby certify to the Administrative Agent and the Lenders that:

1. DEFAULT

No Default has occurred or, if a Default has occurred, I have described on the attached Exhibit A the nature thereof and the steps taken or proposed to remedy such Default.

Compliance
2. SECTION 5.01 - Financial Statements and Records

(a) Annual audited financial statements of the Company on a consolidated basis within 90 days after the end of each fiscal year end (together with Compliance Certificate).	Yes	No	N/A

(b) Quarterly unaudited financial statements of the Company on a consolidated basis within 45 days after each fiscal quarter end (together with Compliance Certificate).	Yes	No	N/A

3. SECTION 5.10 - Additional Subsidiaries

Joinder of new Domestic Subsidiaries promptly after they are formed or acquired and become Material Subsidiaries.	Yes	No	N/A

Joinder of any Subsidiary promptly after such Subsidiary guarantees any of the Indebtedness under the Senior Notes.	Yes	No	N/A

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4. SECTION 7.01 -Leverage Ratio

(a) Total Indebtedness as of fiscal quarter end	$

(b) EBITDA
(i) net income	$
(ii) income and franchise taxes deducted in determining net income	$ ( )
(iii) Interest Expense deducted in determining net income	$ ( )
(iv) amortization and depreciation expense deducted in determining net income	$ ( )
(v) EBITDA: Total of Lines (i) through (iv)	$

(c) Line 4(a) ÷ Line 4(b)(v)	to 1.00

(d) Maximum Leverage Ratio permitted by Credit Agreement	3.50 to 1.00	Yes	No

5. SECTION 7.02 - Interest Coverage Ratio

(a) EBITDA (from Line 4(b)(v))	$

(b) Interest Expense	$

(c) Line 5(a) ÷ Line 5(b)	to 1.00

(d) Minimum Interest Coverage Ratio required by Credit Agreement	2.50 to 1.00	Yes	No

6. DETERMINATION OF APPLICABLE RATE

(a) Adjustment to margin and fees required (see pricing grid on Schedule 1)		Yes	No

(b) If adjustment required, set forth below new margins and fees

(i) ABR Spread	%
(ii) Commitment Fee Rate	%
(iii) Fixed Rate Spread	%

7. ATTACHED SCHEDULES

Attached hereto as schedules are the calculations supporting the computation set forth above in this Certificate.  All information contained herein and on the attached schedules is true and correct in all material respects.

8. FINANCIAL STATEMENTS

The financial statements attached hereto were prepared in accordance with GAAP and fairly present in all material respects (subject to year end audit adjustments and absence of footnotes) the financial condition and the results of the operations of the Persons reflected thereon, at the date and for the periods indicated therein.

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9. CONFLICT

In the event of conflict between this Certificate and the Credit Agreement, the Credit Agreement shall control.

IN WITNESS WHEREOF, the undersigned has executed this Certificate effective as of the date first written above.

Valmont Industries, Inc.

By:
Name:
Title:

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SCHEDULE 1

TO

COMPLIANCE CERTIFICATE

Index Debt:	Fixed Rate Spread	ABR Spread	Commitment Fee Rate
Category 1: A-/A3 or higher	1.000%	0.000%	0.100%
Category 2: BBB+/Baa1	1.125%	0.125%	0.125%
Category 3: BBB/Baa2	1.250%	0.250%	0.175%
Category 4: BBB-/Baa3	1.375%	0.375%	0.225%
Category 5: BB+/Ba1 or lower	1.625%	0.625%	0.275%

EXHIBIT C

TO

VALMONT INDUSTRIES, INC.

CREDIT AGREEMENT

FORM OF GUARANTY AGREEMENT

EXECUTION VERSION

AMENDED AND RESTATED GUARANTY AGREEMENT

WHEREAS, VALMONT INDUSTRIES, INC. (the “Company”) has entered into that certain Credit Agreement dated August 15, 2012 among the Company, VALMONT INDUSTRIES HOLLAND B.V. (“Valmont Holland”), VALMONT GROUP PTY LTD. (“Valmont Australia”) and any other Subsidiary of the Company that may become party thereto (collectively, the “Borrowers”)), the lenders party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as the administrative agent for the Lenders (the “Administrative Agent”) (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the “Credit Agreement”, and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement);

WHEREAS, the execution of this Guaranty Agreement, dated as of October 17, 2014, is a condition to the Administrative Agent’s and each Lender’s obligations under the Credit Agreement;

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, each of the undersigned Subsidiaries of the Company, and any Subsidiary hereafter added as a “Guarantor” hereto pursuant to a Subsidiary Joinder Agreement in the form attached hereto as Exhibit A (individually a “Guarantor” and collectively the “Guarantors”), hereby irrevocably and unconditionally guarantees to the Credit Parties the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

1.                                      Guaranteed Indebtedness.  The term “Guaranteed Indebtedness”, as used herein, means all of the Obligations, as defined in the Credit Agreement.  The “Guaranteed Indebtedness” shall include any and all post-petition interest and expenses (including reasonable attorneys’ fees) whether or not allowed under any bankruptcy, insolvency, or other similar law; provided that the Guaranteed Indebtedness shall be limited, with respect to each Guarantor, to an aggregate amount equal to the largest amount that would not render such Guarantor’s obligations hereunder (a) subject to avoidance under Section 544 or 548 of the United States Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances or under any applicable foreign law or (b) adjudicated to be invalid or otherwise unenforceable for any reason against any Foreign Loan Party under any applicable foreign law.  Without limiting the generality of the foregoing, (y) the liability of any Guarantor that is a Singapore Loan Party under this Guaranty Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Singapore Loan Party’s Obligations hereunder subject to avoidance as a transaction at an undervalue under Section 98 of the Singapore Bankruptcy Act (Cap. 20) or an unfair preference under Section 99 of the Singapore Bankruptcy Act (Cap. 20) or subject to avoidance under Section 329 of the Singapore Companies Act (Cap. 20) or subject to avoidance under any other applicable law in effect in Singapore and (z) no Guarantor that is a Dutch Loan Party shall be liable with respect to the Obligations of the other Loan Parties to the extent that, if it were so liable, such liability would violate section 2:98c or 2:207c DCC.

2.                                      Contribution Agreement.  The Guarantors together desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty Agreement and the other Loan Documents.  Accordingly, in the event any payment or distribution is made by a Guarantor under this Guaranty Agreement or under the other Loan Documents (a “Funding Guarantor”) that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor’s Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor’s Aggregate Payments (as defined below) to

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equal its Fair Share.  “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under the Loan Documents in respect of the obligations guarantied.  “Fair Share Shortfall” means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor.  “Adjusted Maximum Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty Agreement determined in accordance with the provisions hereof; provided that, solely for purposes of calculating the “Adjusted Maximum Amount” with respect to any Contributing Guarantor for purposes of this paragraph 2, the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor.  “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty Agreement (including, without limitation, in respect of this paragraph 2) and the other Loan Documents.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  The allocation among Contributing Guarantors of their obligations as set forth in this paragraph 2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.

3.                                      Absolute and Irrevocable Guaranty.  This instrument shall be an absolute, continuing, irrevocable and unconditional guaranty of payment and performance, and not a guaranty of collection, and each Guarantor shall remain liable on its obligations hereunder until the Obligations are Fully Satisfied.  No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which any Borrower may have against any Credit Party or any other party, or which any Guarantor may have against any Borrower, any Credit Party or any other party, shall be available to, or shall be asserted by, any Guarantor against any Credit Party or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof other than Full Satisfaction of the Obligations.  If the payment of any amount of principal of, interest with respect to or any other amount constituting the Guaranteed Indebtedness, or any portion thereof, is rescinded, voided or must otherwise be refunded by the Administrative Agent or any Credit Party for any reason, then the Guaranteed Indebtedness and all terms and provisions of this Guaranty Agreement will be automatically reinstated and become automatically effective and in full force and effect, all to the extent that and as though such payment so rescinded, voided or otherwise refunded had never been made.

4.                                      Rights Cumulative.  If a Guarantor becomes liable for any indebtedness owing by any Borrower to any Credit Party by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of the Credit Parties hereunder shall be cumulative of any and all other rights that any Credit Party may ever have against such Guarantor.  The exercise by any Credit Party of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.                                      Agreement to Pay Guaranteed Indebtedness.  In the event of default by any Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, the Guarantors shall, jointly and severally, promptly pay the amount due thereon to Administrative Agent, without notice or demand, in the lawful currency in which such amount is due, and it shall not be necessary for

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Administrative Agent or any other Credit Party, in order to enforce such payment by any Guarantor, first to institute suit or exhaust its remedies against any Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness.  In the event such payment is made by a Guarantor, then such Guarantor shall be subrogated to the rights then held by Administrative Agent and any other Credit Party with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by such Guarantor.  Notwithstanding the foregoing, upon payment by such Guarantor of any sums to Administrative Agent or any other Credit Party hereunder, all rights of such Guarantor against any Borrower, any other guarantor or any collateral arising as a result therefrom by way of right of subrogation, reimbursement, contribution or otherwise shall in all respects be subordinate and junior in right of payment to the prior Full Satisfaction of the Obligations.  All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Guaranteed Indebtedness in the order provided for in Section 2.17(f) of the Credit Agreement.

6.                                      Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this paragraph 6 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph 6 or otherwise under this Guaranty Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this paragraph 6 shall remain in full force and effect until Full Satisfaction of the Obligations.  Each Qualified ECP Guarantor intends that this paragraph 6 constitute, and this paragraph 6 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.  “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

7.                                      Stay of Acceleration.  If acceleration of the time for payment of any amount payable by any Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of a Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by the Guarantors hereunder forthwith on demand by Administrative Agent or any other Credit Party.

8.                                      Obligations Not Impaired.  Each Guarantor hereby agrees that its obligations under the Loan Documents shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of any Guarantor:  (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of any Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness; (c) any disability of a Borrower, or the dissolution, insolvency, or bankruptcy of any Borrower, any Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) the addition of a Borrower in accordance with the Loan Documents or any other renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement

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evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Administrative Agent or any other Credit Party to any Borrower, any Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Administrative Agent or any other Credit Party to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by any Borrower or any other party to Administrative Agent or any other Credit Party is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Administrative Agent or any other Credit Party is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of Administrative Agent or any other Credit Party to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of any Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, any Borrower or any other Guarantor (other than the Full Satisfaction of the Obligations).

9.                                      Representations and Warranties.  Each Guarantor represents and warrants to Administrative Agent and the Lenders as follows:

(a)                                 Credit Agreement Representations.  All representations and warranties in the Credit Agreement relating to it (including, without limitation, those representations set forth in Section 3.18) are true and correct as of the date hereof and on each date the representations and warranties hereunder are restated pursuant to any of the Loan Documents with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date.

(b)                                 Independent Analysis.  It has, independently and without reliance upon Administrative Agent or any Lender and based upon such documents and information as it has deemed appropriate, made its own analysis and decision to enter into the Loan Documents to which it is a party.

(c)                                  Borrower Information.  It has adequate means to obtain from each Borrower on a continuing basis information concerning the financial condition and assets of such Borrower and it is not relying upon Administrative Agent or any Lender to provide (and neither the Administrative Agent nor any Lender shall have any duty to provide) any such information to it either now or in the future.

(d)                                 Benefit of Guaranty.  The value of the consideration received and to be received by each Guarantor as a result of Borrowers’ and the Lenders’ entering into the Credit Agreement and each Guarantor’s executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of each Guarantor hereunder, and such liability and obligation and the Credit Agreement have benefited and may reasonably be expected to benefit each Guarantor directly or indirectly.  The execution, delivery and performance of this Guaranty Agreement is

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necessary or convenient to the conduct, promotion or attainment of the business of such Guarantor.

10.                               Covenants of Guarantor.  Each Guarantor covenants and agrees that until the Loan Obligations have been Fully Satisfied, it will comply with all covenants set forth in the Credit Agreement specifically applicable to it including, without limitation, Sections 2.17(c) and 10.20 of the Credit Agreement.

11.                               Right of Set Off.  When an Event of Default exists and subject to the terms of Section 2.17 of the Credit Agreement, Administrative Agent and each other Credit Party shall have the right to set-off and apply against this Guaranty Agreement or the Guaranteed Indebtedness or both, at any time and without notice to any Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Administrative Agent and each other Credit Party to any Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not Administrative Agent or any other Credit Party shall have made any demand under this Guaranty Agreement.  Each Credit Party agrees promptly to notify the Company (with a copy to the Administrative Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights and remedies of Administrative Agent and other Credit Parties hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Administrative Agent or any other Credit Party may have.

12.                               Intercompany Subordination.

(a)                                 Debt Subordination.  Each Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the Full Satisfaction of the Obligations.  The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Debtor (hereafter defined) or received, accepted, retained or applied by any Guarantor unless and until the Obligations shall have been Fully Satisfied; except that prior to the occurrence and continuance of an Event of Default, each Debtor shall have the right to make payments and a Guarantor shall have the right to receive payments on the Subordinated Indebtedness from time to time in the ordinary course of business.  When an Event of Default exists, no payments may be made or given on the Subordinated Indebtedness, directly or indirectly, by or on behalf of any Debtor or received, accepted, retained or applied by any Guarantor unless and until the Obligations shall have been Fully Satisfied.  If any sums shall be paid to a Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by such Guarantor for the benefit of Administrative Agent and the other Credit Parties and shall forthwith be paid to Administrative Agent and applied by Administrative Agent against the Guaranteed Indebtedness in accordance with this Guaranty Agreement.  For purposes of this Guaranty Agreement and with respect to a Guarantor, the term “Subordinated Indebtedness” means all indebtedness, liabilities, and obligations of any Borrower or any other Guarantor (each Borrower and such other Guarantor herein the “Debtors”) to such Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such Guarantor.

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(b)                                 Lien Subordination.  Each Guarantor agrees that any and all Liens (including any judgment liens), upon any Debtor’s assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Debtor’s assets securing payment of the Guaranteed Indebtedness or any part thereof, regardless of whether such Liens in favor of a Guarantor, Administrative Agent or any other Credit Party presently exist or are hereafter created or attached.  Without the prior written consent of Administrative Agent, no Guarantor shall (i) file suit against any Debtor or exercise or enforce any other creditor’s right it may have against any Debtor, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any obligations of any Debtor to such Guarantor or any Liens held by such Guarantor on assets of any Debtor.

(c)                                  Insolvency Proceeding.  In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceeding involving any Debtor as debtor, Administrative Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Obligations have been Fully Satisfied.  The Administrative Agent may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in accordance with the Credit Agreement.

13.                               Amendment and Waiver.  Except for modifications made pursuant to the execution and delivery of a Subsidiary Joinder Agreement (which needs to be signed only by the Subsidiary party thereto) and the release of any Guarantor from its obligations hereunder (which shall require the consent of all Lenders except as otherwise provided in Section 9.10 of the Credit Agreement); no amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the parties required by Section 10.02(b) of the Credit Agreement.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

14.                               Tolling of Statutes of Limitation.  To the extent permitted by law, any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrowers or others (including any Guarantor), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of a Guarantor against Administrative Agent or any other Credit Party shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

15.                               Successor and Assigns.  This Guaranty Agreement is for the benefit of the Credit Parties and their successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.  This Guaranty Agreement is binding not only on each Guarantor, but on each Guarantor’s successors and assigns.  No Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without prior written consent of each Lender except as otherwise permitted by the Credit Agreement and any attempted assignment or transfer without such consent shall be null and void.

16.                               Reliance and Inducement.  Each Guarantor recognizes that Administrative Agent and the Lenders are relying upon this Guaranty Agreement and the undertakings of each Guarantor hereunder and under the other Loan Documents to which each is a party in making extensions of credit to the Borrowers under the Credit Agreement and further recognizes that the execution and delivery of this Guaranty Agreement and the other Loan Documents to which each Guarantor is a party is a material inducement to Administrative Agent and the Lenders in entering into the Credit Agreement and continuing to extend

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credit thereunder.  Each Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement or any other Loan Document to which it is a party.

17.                               Notice.  Any notice or demand to any Guarantor under or in connection with this Guaranty Agreement or any other Loan Document to which it is a party shall be deemed effective if given to the Guarantor, care of the Company in accordance with the notice provisions in the Credit Agreement.

18.                               Expenses.  The Guarantors shall, jointly and severally, pay on demand all reasonable attorneys’ fees and all other reasonable costs and expenses incurred by Administrative Agent and the other Credit Parties in connection with the administration, enforcement, or collection of this Guaranty Agreement.

19.                               Waiver of Promptness, Diligence, etc.  Except as otherwise specifically provided in the Credit Agreement, each Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by any Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

20.                               Incorporation of Credit Agreement.  The Credit Agreement, and all of the terms thereof, are incorporated herein by reference (including, without limitation, Section 10.03(b) and 10.19 thereof), the same as if stated verbatim herein, and each Guarantor agrees that Administrative Agent and the Lenders may exercise any and all rights granted to any of them under the Credit Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement.

21.                               Entire Agreement.  This Guaranty Agreement embodies the final, entire agreement of each Guarantor, agent and the other Loan Parties with respect to each Guarantor’s guaranty of the Guaranteed Indebtedness and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof.  This Guaranty Agreement is intended by each Guarantor, Administrative Agent and the other Loan Parties as a final and complete expression of the terms of the Guaranty Agreement, and no course of dealing among any Guarantor, the Administrative Agent and any other Loan Parties, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty Agreement.

22.                               No Waiver.  No failure or delay by the Administrative Agent or any Credit Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

23.                               Damage Limitation.  To the extent permitted by applicable law, each Guarantor agrees that it will not assert, and each Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

24.                               Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Guaranty Agreement or any other Loan Document shall be considered to have been relied

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upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Obligations have been Fully Satisfied.

25.                               Counterparts.  This Guaranty Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Guaranty Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty Agreement.

26.                               Severability.  Any provision of this Guaranty Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

27.                               Governing Law.  This Guaranty Agreement shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction.  This governing law election has been made by the parties in reliance (at least in part) on Section 5—1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

28.                               Jurisdiction.  EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

29.                               Venue.  Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Agreement or any other Loan Document in any court referred to paragraph 28.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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30.                               Service of Process.  Each party to this Guaranty Agreement irrevocably consents to service of process in the manner provided for notices in paragraph 17.  Nothing in this Guaranty Agreement or any other Loan Document will affect the right of any party to this Guaranty Agreement to serve process in any other manner permitted by law.  Each Guarantor hereby irrevocably designates, appoints and empowers the Company as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding.

31.                               Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

32.                               Headings.  All paragraph headings used herein are for convenience of reference only, are not part of this Guaranty Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty Agreement.

33.                               Restatement, Ratification.  Each Guarantor previously executed and delivered that certain Guaranty Agreement dated as of August 15, 2012, as amended, restated or otherwise modified through the date hereof, and as ratified through the date hereof (the “Existing Guaranty”).  This Guaranty Agreement is an amendment and restatement of the Existing Guaranty.  Each Guarantor affirms his guarantee of payment in the Existing Guaranty and agrees that except for the guarantee of payment under the Existing Guaranty, this Guaranty Agreement restates the Existing Guaranty in its entirety.  This Guaranty Agreement is not intended as, and shall not be construed as, a release or novation of the guarantor of payment of any Guarantor under the Existing Guaranty.

[Remainder of Page Intentionally Left Blank.]

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EXECUTED as of the date first written above.

GUARANTORS:

VALMONT INDUSTRIES, INC.

By:
	Name:	Mark C. Jaksich
	Title:	Chief Financial Officer

PIROD, INC.

By:
	Name:	Mark C. Jaksich
	Title:	Chief Financial Officer

VALMONT COATINGS, INC.

By:
	Name:	Mark C. Jaksich
	Title:	Vice President

VALMONT NEWMARK, INC.

By:
	Name:	Mark C. Jaksich
	Title:	Vice President

Signed sealed and delivered by	VALMONT QUEENSLAND PTY LTD.
Valmont Queensland Pty Ltd. ACN
142 183 800 in accordance with
s127 of the Corporations Act 2001	By:
(Cth) in the presence of:	Name:	Mark C. Jaksich
	Title:	Director

By:
	Name:	Roger Andrew Massey
	Title:	Director

Signature Page

Signed sealed and delivered by	VALMONT GROUP PTY LTD.
Valmont Group Pty Ltd. ACN
142 189 295 in accordance with
s127 of the Corporations Act 2001
(Cth) in the presence of:	By:
	Name:	Mark C. Jaksich
	Title:	Director

By:
	Name:	Roger Andrew Massey
	Title:	Director

Signature Page

EXHIBIT A

TO

GUARANTY AGREEMENT

Subsidiary Joinder Agreement

SUBSIDIARY JOINDER AGREEMENT

This SUBSIDIARY JOINDER AGREEMENT (the “Agreement”) dated as of                                    , 201   is executed by the undersigned (the “Guarantor”) for the benefit of JPMORGAN CHASE BANK, N.A., in its capacity as agent for the lenders party to the hereafter identified Credit Agreement (in such capacity herein, the “Agent”) and for the benefit of such lenders in connection with that certain Credit Agreement among VALMONT INDUSTRIES, INC. and certain Subsidiaries of VALMONT INDUSTRIES, INC., the LENDERS party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as the administrative agent for the Lenders (the “Agent”) (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the “Credit Agreement”, and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement) (as modified, the “Credit Agreement”, and capitalized terms not otherwise defined herein being used herein as defined in the Credit Agreement).

The Guarantor is required or permitted to execute this Agreement pursuant to Section 5.10 of the Credit Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1.                                      The Guarantor hereby assumes all the obligations of a “Guarantor” under the Guaranty Agreement and agrees that it is a “Guarantor” and bound as a “Guarantor” under the terms of the Guaranty Agreement as if it had been an original signatory thereto.  In accordance with the forgoing and for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor irrevocably and unconditionally guarantees to the Agent and the other Credit Parties the full and prompt payment and performance of the Guaranteed Indebtedness (as defined in the Guaranty Agreement) upon the terms and conditions set forth in the Guaranty Agreement.

2.                                      This Agreement shall be deemed to be part of, and a modification to, the Guaranty Agreement and shall be governed by all the terms and provisions of the Guaranty Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of Guarantor enforceable against Guarantor.  The Guarantor hereby waives notice of Agent’s, the Issuing Bank’s or any other Credit Parties’ acceptance of this Agreement.

IN WITNESS WHEREOF, the Guarantor has executed this Agreement as of the day and year first written above.

Guarantor:

By:
Name:
Title: